================================================================================
As filed with the Securities and Exchange
Commission on June 17, 2005                            Registration No.:________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           ELECTRONIC GAME CARD, INC.
                 (Name of small business issuer in its charter)

           Nevada                        6794                    87-0624752
 (State or jurisdiction of        (Primary Standard            (IRS Employer
incorporation or organization)        Industrial             Identification No.)
                                   Classification
                                     Code Number)

                          712 Fifth Avenue, 19th Floor
                          New York, New York 10019-4108
                                 (646) 723-8936
   (Address and telephone number of principal executive offices and principal place of business)

                      John Bentley, Chief Executive Officer
                          712 Fifth Avenue, 19th Floor
                          New York, New York 10019-4108
                                 (646) 723-8936
           (Name, address, and telephone number of agent for service)

                          Copies of communications to:
                            L. STEPHEN ALBRIGHT, ESQ.
                       17337 Ventura Boulevard, Suite 208
                            Encino, California 91316
                                 (818) 789-0779

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                       Proposed
                                       Proposed         maximum
  Title of                             maximum         aggregate     Amount of
securities to      Amount to be     offering price     offering     registration
be registered       registered       per share(1)        price          fee
--------------------------------------------------------------------------------

Common Stock, par
value $0.01         9,143,733 (2)      $1.20           $10,972,480   $1,292.00

--------------------------------------------------------------------------------

     (1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the bid and ask prices per share of our common stock, as reported on the OTC Bulletin Board, on June 2, 2005. Total filing fee is $1,292.00.

     (2) The 9,143,733 shares consist of: (i) 5,777,333 shares of common stock to be issued to the Selling Stockholders upon the conversion of $8,666,000 in Convertible Promissory Notes into 5,777,333 shares of Series A Preferred Stock, which Series A Preferred Stock will, in turn, be converted into 5,775,000 shares of common stock; (ii) 2,888,667 shares to be issued upon the exercise of warrants issued to Selling Stockholders; and, 477,733 warrants issued to placement agents.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                   Dated: June 17, 2005 Subject to completion


                        9,143,733 SHARES OF COMMON STOCK

                           ELECTRONIC GAME CARD, INC.

     We have prepared this prospectus to allow certain of our current stockholders to sell up to 9,143,5733 shares of our common stock. We are not selling any shares of common stock under this prospectus. The shares of common stock that we are registering for resale include the exercise of warrants and options to purchase shares of common stock. Up to 9,143,733 shares of common stock will be issued upon the exercise of the warrants and options. The selling stockholders listed on page 16 may sell these shares from time to time after this Registration Statement is declared effective by the Securities & Exchange Commission.

     The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds received by the selling stockholders.

     We may receive up to $6,227,840 in proceeds from the exercise of the outstanding warrants and options. As of the date of this prospectus, none of the warrants have been exercised.

     Our common stock is quoted on the OTC Bulletin Board under the symbol "EGMI.OB." On June 2, 2005, 2005, the last reported sales price of our common stock as reported by the OTC Bulletin Board was $1.20 per share.

     We urge you to read carefully the "Risk Factors" section beginning on page 8 where we describe specific risks associated with an investment in Electronic Game Card, Inc. and these securities before you make your investment decision.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.








                  THE DATE OF THIS PROSPECTUS IS JUNE __, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PART I

Prospectus Summary......................................................       3
Risk Factors ...........................................................       8
Disclosure Regarding Forward Looking Statements ........................      14
Use of Proceeds ........................................................      15
Determination of Offering Price ........................................      15
Dilution ...............................................................      15
Selling Security Holders................................................      16
Plan of Distribution ...................................................      19
Legal Proceedings ......................................................      21
Management .............................................................      21
Security Ownership of Certain Beneficial Owners & Management............      22
Description of Securities...............................................      23
Experts.................................................................      24
Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities...........................................      25
Description of Business.................................................      25
Management's Discussion and Analysis or Plan of Operation...............      30
Description of Property.................................................      34
Certain Relationships and Related Transactions..........................      34
Market for Common Equity and Related Stockholder Matters................      35
Executive Compensation .................................................      36
Changes and Disagreements with Accountants on Accounting and
   Financial Disclosures................................................      36
Financial Information...................................................     F-1

PART II

Indemnification of Directors and Officers...............................       i
Other Expenses of Issuance and Distribution.............................      ii
Recent Sales of Unregistered Securities ................................     iii
Exhibits ...............................................................      iv
Undertakings ...........................................................       v

Back Cover of Prospectus....................................... (no page number)



     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF THE COMPANY'S COMMON STOCK IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

                               PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding us and the securities being offered for sale by means of this prospectus and our financial statements and notes to those statements appearing elsewhere in this prospectus. The summary highlights information contained elsewhere in this prospectus.

CORPORATE INFORMATION/BACKGROUND

Our principal executive offices are located at 712 Fifth Avenue, 19th Floor, New York, NY 10019-4108 and our phone number is (646) 723 8936.

Electronic Game Card, Inc. (referred to as "EGC", "us", "we" or "Company") was organized on June 26, 1981, under the laws of the State of Utah as The Fence Post, Inc. The Company initially engaged in the business of operating a retail basket shop and, from the time of its inception, the Company has undergone several name changes and business changes. In 1986, the Company changed its name to Dynamic Video, Inc. and on November 12, 1986, it commenced a public offering of an aggregate of 3,250,000 shares (pre-split) of common stock at a price of two cents ($.02) per share. The offering was made pursuant to the exemption from registration provided by Section 3(a)(11) of the Securities Act of 1933, as amended (the "1933 Act"), and according to the registration provisions of
Section 61-1-10 of the Utah Uniform Securities Act. The offering was made to Utah residents and, upon completion, the Company realized gross proceeds of $65,000, before payment of legal, accounting and printing expenses. The Company then became engaged in the business of operating a video rental store. However, the venture proved unsuccessful and the business closed.

In April 1988, the Company acquired all, 10,000 shares, of the issued and outstanding shares of Loki Holding Corp. in exchange for 1,000,000 shares (pre-split) of the Company's authorized but previously unissued common stock. In September 1988, the Company changed its name to Loki Holding Corporation. In October 1989, the Company acquired an additional 52,500 shares of Loki Holding Corp common stock for the cash consideration of $3,150. Loki Holding Corp. is now known as Icon Systems, Inc. ("Icon"). Following the unsuccessful video store venture, the Company's Board of Directors resolved to distribute its shares of Icon common stock to the Company's shareholders as a partial liquidating dividend, in the ratio of one (1) share of Icon common stock for each ten (10) shares of the Company's common stock held as of May 25, 1990. The Company filed with the Utah Securities Division (the "Division") a reorganization exemption application under Rule14.2p-1. No objection was received from the Division and on June 23, 1990, the Company's shareholders approved the partial liquidating dividend as proposed. Each of the Company's shareholders also executed a certificate of residency representing that he or she was a bone fide resident of the State of Utah.

On September 11, 1990, the Company changed its name to Interactive Development Applications, Inc. and completed the reverse acquisition of several Belgium corporations. Pursuant to the acquisitions, the Company was to become engaged in the business of developing computer software designed for the landscaping business. However, the Company never engaged in such business and the Company had no business operations for several years. On May 1, 1997, the Company was involuntarily dissolved by administrative action by the State of Utah for failure to maintain a registered agent in the State. On September 4, 1997, acting in response to the Verified Application filed by a shareholder, the Third Judicial District Court of the State of Utah, entered an Order that an annual meeting of the Company's shareholders be held. The sole purpose of the meeting was to elect, from persons to be nominated at the meeting, three directors to serve until the next annual meeting of shareholders or until their successors are elected (or appointed) and qualified. The Order further provided that a quorum to conduct the meeting would be determined by those shares owned by the record registered owners of the Company's common stock as shown on its then-current stockholder list and which shares were present in person or by proxy at the meeting. A majority of the issued and outstanding shares represented at the meeting held on October 21, 1997 were voted to elect the then directors of the Company. The Court issued an Order Confirming Election of Directors on October 22, 1997. Also on October 21, 1997, the Company's Board of Directors unanimously resolved to (i) appoint executive officers, to serve until their successors are elected and qualified or until their prior resignation or termination; (ii) authorize the execution of all documents necessary to reinstate the Company in the State of Utah; (iii) authorize the officers to open and maintain a bank account in the Company's name; (iv) change the principal mailing address of the Company; (v) issue 23,000,000 shares of common stock (pre-split) to Wasatch Consulting Group, for service rendered; and (vi) abandon the Company's wholly owned foreign subsidiaries, New Ham International, N.V., Group 92 S.A., and Waretech S.A. The 23,000,000 shares were issued on October 21, 1997 for services, expenses and court costs connected with the reinstatement of the Company. However, on November 11, 1997, the 23,000,000 shares were returned to the Company and canceled and the transaction was reversed, retroactively.

The Company was reinstated in the State of Utah on October 23, 1997. On October 24, 1997, the Board of Directors resolved to call for a special meeting of shareholders for November 7, 1997, at which meeting the Company's shareholders would be asked to approve the following resolutions: (a) to amend the Company's Articles of Incorporation to (i) change the corporate name to Quazon Corp., (ii) increase the authorized capital of the Company from 50,000,000 shares of common stock to 100,000,000 shares of common stock, and (iii) decrease the par value of the Company's common stock from$0.02 per share to $0.001 per share, with appropriate adjustments in the stated capital and additional paid in capital accounts of the Company; (b) to effect a reverse of the Company's outstanding common stock on a one (1) share for two hundred fifty (250) shares basis, with the provision that no shareholder's holdings be reduced below 100 shares as a result of such reverse split; and (c) to change the domicile of the Company from the State of Utah to the State of Nevada. At the November 7, 1997 meeting, the Company's shareholders ratified all of the above proposals. Shareholders also approved the issuance of 7,000,000shares of the Company's authorized, but previously unissued common stock, adjusted to reflect the 250 shares for one share reverse split, to the Company's then President (equivalent to 466,667 shares following the one share for fifteen shares reverse split effected in October 1998). The shares were in consideration for services rendered to the Company in connection with bringing the Company's status current with the State of Utah and for the payment to the Company of $5,000.

On November 14, 1997, the Company filed with the State of Nevada Articles of Merger whereby the Company was merged with and into Quazon Corp., a newly formed Nevada corporation ("Quazon-Nevada"), for the sole purpose of changing the Company's domicile from the State of Utah to the State of Nevada. This action was taken pursuant to the joint consent of the Boards of Directors of the Company and the new Nevada corporation. Each outstanding share of the Company's common stock was exchanged for one share of common stock of Quazon-Nevada. Accordingly, the Utah corporate entity was merged out of existence and the Company survived the merger and succeeded to the assets, liability, and agreements of the Utah entity. On September 28, 1998, the Company filed with the State of Nevada a Certificate of Correction to the Articles of Merger to clarify an error in the Articles of Merger filed November 14, 1997. The Articles of Merger inadvertently stated that the surviving corporation was to become Quazon Mountain Holdings, Inc. instead of Quazon Corp. The Certificate of Correction corrected this error by stating that the name of the surviving corporation was to be Quazon Corp.

On October 23, 1998, pursuant to action by unanimous consent of the Board of Directors and majority shareholders of the Company, the Company effected a reverse stock split of its issued and outstanding shares of common stock on a one (1) share for fifteen (15) shares basis. The reverse stock split was subject to the provision that no shareholder's holdings be reduced below 100 shares as a result of such reverse split. On October 30, 1998, the Company's Board of Directors authorized the issuance of 1,500,000 shares of common stock to directors and officers of the Company for services rendered to the Company. Also, the Company issued 1,500,000 shares to a director and officer for the cash price of $5,000. All share figures are post-split. Since October 1997, the Company was actively seeking potential operating business opportunities with the intent to acquire or merge with such businesses. At that point the Company had only nominal assets and no operating history.

On June 6, 2001, Scientific Energy, Inc, a Corporation organized under the laws of the State of Utah on May 30, 2001, and Quazon, Corp., the Company, entered into an agreement and plan of reorganization. Pursuant to the agreement, Scientific Energy, Inc.-UT acquired 20,000,000 shares of the Company's shares in exchange for 100% of the issued and outstanding shares of Scientific Energy-UT. Then shareholders of Scientific Energy-UT and associates of the shareholders subsequently purchased, in a concurrent transaction, an approximate additional 3,000,000 shares of the issued and outstanding common stock of the Company, from the then existing Company stockholders. The Company entered into a Share Exchange dated November 19, 2003 with Electronic Game Card, Inc. ("EGC"), a Delaware Corporation having a principal place of business in New York City, New York. The Company deemed that such exchange closed December 5, 2003. Under the terms of the agreement, the Company entered into a majority shareholder exchange agreement whereby it reverse split its existing and issued outstanding shares on a 100:1 reverse split basis to all shareholders of record. It then issued new reverse split shares, constituting approximately 92% of the issued and outstanding shares of the company, to the shareholders of a private Delaware corporation known as Electronic Game Card, Inc. The Electronic Game Card, Inc. shareholders, in turn, exchanged all of their issued and outstanding shares of Electronic Game Card Inc (Delaware) to Scientific Energy, Inc. in order to become its fully owned operating subsidiary. The acquisition of Electronic Game Card Inc. was considered to be a reverse merger and Electronic Game Card, Inc. became the accounting acquirer.

On December 5, 2003 the Company changed its name to Electronic Game Card, Inc., with Electronic Game Card, Inc. Delaware changing its name to Electronic Game Card Marketing, Inc.

THE COMPANY

EGC is a designer and supplier of an innovative "instant" win gaming device to the lottery industry going by the name of Electronic GameCard which takes the shape of a pocket game approximately the size of a credit card operated electronically by touch incorporating a microchip and LCD screen showing numbers or icons. Secondary markets with considerable potential for the company's reward based games products are the sales promotions industry in the area of prize and competition products, and the casino industry. We design these devices to play game types, formats and prize structures as required by our customers and are gradually building a range of generic games of popularly recognized themes. EGC outsources the manufacture of its GameCards under strictly supervised manufacturing agreements with suitably qualified companies.

DESCRIPTION OF THE BUSINESS

The EGC GameCard is designed to be versatile and flexible in functionality, customizable, portable, and cost efficient in its potential markets. EGC GameCards also include a random number generator. and state of the art security features protecting both the consumer and the promoter. The EGC GameCard weighs less than one half an ounce and is 3mm thick. The primary market for the GameCard product is the Lottery market followed by the Sales Promotion prize and competition market, and more recently by the promise of a third potential market in casinos, particularly in Tribal Gaming in the USA subject to obtaining the requisite permission from the National Indian Gaming Council under Class II usage. We have applied for patent protection in the United States and internationally and have to date obtained an authority from the US patent office which allows preventative action to be taken legally against any potential imitators.

The Company owns 100% of the share capital of Electronic Game Card, Ltd., a company incorporated under the laws of England, through its wholly owned U.S. subsidiary Electronic Game Card Marketing, Inc. (Delaware). Electronic Game Card Marketing Inc., is the marketing and sales operating division of Electronic Game Card Inc. in the USA which also owns and operates Electronic Game Card Marketing Ltd, as the UK and European marketing and sales division.

LOTTERY MARKET

Lottery operators currently make use of paper scratch cards to give players an "instant" win or lose reward experience. This "instant" market currently attracts approximately $35 billion of the total worldwide lottery gaming market spend estimated at $140 billion. Over the last several years, scratch cards have become increasingly large and complex to accommodate consumer demand for multiple plays and multiple chances to win. Although average spend on a scratchcard is approx $3-5 some consumers can pay more than $20.00 for a sheet of scratch cards and a number of US state lottery operators are keen to try to obtain higher price points for their products. The EGC GameCard offers this potential and has been seen by some leaders in the lottery industry as potentially providing the next contemporary digital evolution of the scratch card, offering multiple plays and multiple chances to win in an entertaining and secure manner while using existing methods of distribution as with scratch cards.

In order to access the lottery market in the most expeditious manner, we originally signed an exclusive distributorship agreement with Scientific Games International, Inc (NASDAQ:SGMS) in May 2003 who have long term relationships with the majority of national and state lotteries on a worldwide basis.

Following on from a successful product launch of the Electronic GameCards in Iowa in October 2004 the relationship between EGC and Scientific Games International evolved into a Joint Venture in an agreement signed on October 12, 2004. Scientific Games is the largest printer and wholesaler of "instant" win scratch cards to the worldwide lottery market and will now provide this global distribution network for lottery products to the Joint Venture. Scientific Games is in a unique position within this sector as they supply over 70% of the scratch card needs to the worldwide lottery market and, equally important, is intimately involved in bringing new innovative products to the US state lotteries.

The Joint Venture agreement with Scientific Games resulted from the first consumer launch of the EGC GameCards to the Iowa State lottery. The Iowa Lottery Quarter Play GameCard was launched on the 4th October, 2004 and the Iowa lottery and Scientific Games publicly stated that the results exceeded their expectations of sales level and consumer reaction. The Iowa lottery placed a re-order for a further 189,000 Quarter Play GameCards which went on sale on the May 16, 2005 and sales to date have been very well received by the Iowa Lottery. The Iowa Lottery has agreed to place orders for over 500,000 electronic GameCards in total to be delivered during 2005. Since then a number of other State lotteries in North America have shown interest in ordering EGC's GameCards and discussions are currently in hand with several lotteries as to game formats and timing requirements from whom we expect orders to be forthcoming for delivery in 2005.

SALES PROMOTION MARKET

The sales promotion prize and competition market is one in which the promoter (usually a well known brand) must not be seen to obtain money for entry and where no purchase of the brand's goods is necessary in order not to fall under the laws by which lotteries are regulated. Brand's make use of these prize and competitions games as a means to implement loyalty and incentive programs. The market for promotional items is extremely large and the size of the rewards and competitions sector in the US alone is over $40 billion. Newspapers, magazines and direct mail solicitations offer rewards, frequently using scratch cards, coupons and other forms of entry to engage consumers in promotional competitions. While our EGC GameCards can be applied to a broad range of potential promotional opportunities, we have focused our efforts initially on direct mail solutions.

Each EGC GameCard is developed by us with direct input from our clients on the style and functionality of the card. During 2004 it appeared that the dialogue with clients in regard to customizing games to a great degree was too time consuming and only profitable in respect of large volume orders of over 250,000 GameCard units. Consequently a new strategy of storing parts of generic games so as to be able to deliver smaller quantities more rapidly at greater cost efficiency has been put in place as of April 2005and will be marketed fully after the summer months of 2005.. During 2004 EGC established its XOGOTM brand name in the sales promotion market place and received many hundreds of inquiries from well known brands, a number of which are still in continuing discussion. Pricing and delivery times of EGC GameCards have caused a good number of potential customers to re-look how they may best use the EGC product in their marketing plans and EGC's new product strategy is designed to assist this in 2005. Introducing a new product into the sales and promotion marketing arena, despite its demand for novelty products and innovative ideas, takes time and adaptability to market needs. Even so EGC feel that their substantial investment to date in this market has been worthwhile in establishing a presence with many well known brands and their agencies so as to establish a foothold in this large and potentially rewarding market place.

INDIAN GAMING MARKET

The Indian Gaming on the Native American Tribal Lands is an $18 billion market, covering 28 States within United State of America and represents 21% of the total gaming industry. The company is keen to launch GameCards to the 249 Tribal-State gaming compacts as they potentially offer good prospects in adding to for the Company's overall sales in the year 2005. This market appertains solely to the sale of GameCards as gaming devices directly to the public in casinos and reservations owned and operated by Indian Tribes.

In order to be sold on the North American Tribal Lands the GameCards must be both classified by the National Indian Gaming Commission (NIGC) under Class II regulations and approved for sale by GLI (Gaming Laboratories International), this approval must be sponsored by an Indian Tribe. The Company is currently in the process of obtaining the requisite permission from the NIGC for Class II approval which is expected shortly. Equally as a result of discussions with the GLI we do not expect refusal from the GLI for the GameCard and the company has already received a suitable letter from a leading Indian Tribe stating that they will purchase EGC GameCards so to assist the approval process. This Tribe has also confirmed interest in purchasing GameCards once all regulatory approvals has been obtained. Other Indian Tribes have expressed their interest in purchasing EGC GameCards.

THE OFFERING

Shares offered by the
selling stockholders ....................up to 9,143,733 shares of common stock.

Shares outstanding prior to
offering  ...............................25,508,224

Shares to be outstanding
following offering   ....................up to 34,651,957(1)


Use of proceeds  ........................We will not receive any  proceeds  from the sale and  issuance of common  stock
                                         following its registration. However, if
                                         the   selling    shareholders    owning
                                         warrants   exercise   them,   we  would
                                         receive  up to  $6,231,786.  We  cannot
                                         know  how  many  warrants  the  selling
                                         shareholders    will   exercise   their
                                         warrants or, if so exercised, that they
                                         will sell them to the public. Depending
                                         upon the amount of  proceeds  generated
                                         by this  offering,  we plan to use most
                                         of the  proceeds  for  general  working
                                         capital  to  pay   administrative   and
                                         general   expenses.   We  estimate  the
                                         expenses  of  this  offering,  such  as
                                         printing, legal, and accounting will be
                                         approximately $100,000.

Risk Factors  ...........................An  investment  in our common  stock is
                                         subject  to  significant   risks.   You
                                         should    carefully     consider    the
                                         information  set  forth  in  the  "Risk
                                         Factors"  section of this prospectus as
                                         well as other  information set forth in
                                         this    prospectus,    including    our
                                         financial statements and related notes.

Dividend policy  ........................We  intend to retain  any  earnings  to finance the finance the development and
                                         growth of our business. Accordingly, we
                                         do not anticipate  that we will declare
                                         any cash  dividends on our common stock
                                         for the foreseeable future. See "Market
                                         for   Common    Equity   and    Related
                                         Stockholder Matters" on page 35.

Plan of Distribution  ...................The shares of common stock  offered for resale  may  be  sold  by  the  selling
                                         stockholders     pursuant    to    this
                                         prospectus  in  the  manner   described
                                         under  "Plan of  Distribution"  on page
                                         19.

OTC Bulletin Board symbol  ..............EGMI.OB


----------
(1)  In addition, we have another 3,996,071 outstanding warrants and options.

SUMMARY FINANCIAL DATA

The following summary financial information is taken from our financial statements included elsewhere in this prospectus and should be read along with the financial statements and the related notes.

INCOME STATEMENT DATA

                                                Fiscal Years Ended December 31,
                                                  2004                 2003
                                              ------------         ------------

Total revenue ........................        $     80,250         $      8,317
Operating expenses ...................        $  8,653,045         $    533,033
Net profit / loss ....................        $ (8,616,746)        $ (5,420,000)
Net loss per share ...................        $      (0.38)        $      (0.04)
Average number of shares .............          22,971,539           12,777,700


BALANCE DATA SHEET

                                                     Years Ended December 31,
                                                      2004              2003
                                                   (audited)         (audited)
                                                  -----------       -----------
Total assets ..............................       $ 2,596,590       $   122,219
Cash & cash equivalents ...................       $ 1,082,558       $     6,732

Total liabilities .........................       $   724,193       $ 1,317,635
Working capital (deficiency) ..............       $   831,678       $  (335,002)
Shareholder equity ........................       $ 1,872,590       $(1,195,516)


                                  RISK FACTORS

You should carefully consider the following risks before you decide to buy our common stock. Our business, financial condition and operating results are subject to a number of risk factors, both those that are known to us and identified below and others that may arise from time to time. These risk factors could cause our actual results to differ materially from those suggested by forward-looking statements in this document and elsewhere, and may adversely affect our business, financial condition or operating results. If any of those risk factors should occur, moreover, the trading price of our securities could decline, and investors in our securities could lose all or part of their investment in our securities. These risk factors should be carefully considered in evaluating the proposed merged entity and its prospects. The material below summarizes certain risks and is not intended to be exhaustive.

We are a development stage company with limited historical operations and have incurred net losses since commencing business. We may incur future losses. We may never generate material revenues or achieve profitability and, if we do achieve profitability, we may not be able to maintain profitability. We have a limited operating history, which makes it difficult to evaluate our business and to predict our future operating results.

We were organized in June 1981. From our inception and until November, 2003, we went through several transformations and businesses which were engaged in organizational activities, including developing a strategic operating plan, entering into various collaborative agreements for the development of products and technologies, hiring personnel and developing and testing our products. It was not until December 5, 2003, when we closed the stock exchange agreement between Scientific Energy, Inc. and Electronic Game Card, Inc., that we entered the electronic game card and gaming card business described below.

The Company's business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, the intended business and operations of the Company may not prove to be successful in the near future, if at all. Any future success that the Company might enjoy will depend upon many factors, many of which may be beyond the control of the Company, or which cannot be predicted at this time. The Company may encounter unforeseen difficulties or delays in the implementation of its plan of operations which could have a material adverse effect upon the financial condition, business prospects and operations of the Company and the value of an investment in the Company.

We may fail to address risks we face as a developing business which could adversely affect the implementation of our business plan.

We are prone to all of the risks inherent to the establishment of any new business venture. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by similarly situated companies. To address these risks, we must, among other things:

     o    maintain and increase our product portfolio;

     o    implement  and   successfully   execute  our  business  and  marketing
          strategy;

     o    continue to develop new products and upgrade our existing products;

     o    respond to industry and competitive developments; and

     o    attract, retain, and motivate qualified personnel.

We may not be successful in addressing these risks. If we are unable to do so, our business prospects, financial condition and results of operations would be materially adversely affected. We have limited experience in developing products and may be unsuccessful in our efforts to develop products.

To achieve profitable operations, we, alone or with others, must successfully develop, market and sell our products. The development of new electronic products is highly uncertain and subject to a number of significant risks. Some products resulting from our or our collaborative partners' product development efforts are not expected to be available for sale for at least a year. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons.

To date, our resources have been substantially dedicated to the acquisition, research and development of products and technologies. Most of the existing and future products and technologies developed by us will require extensive additional development. Our product development efforts may not be successful.

The Company's research and development projects have produced commercially viable applications which have achieved limited acceptance. There is no guarantee that this acceptance can be turned into the level of revenue and income anticipated in our business model. Because of these uncertainties, our potential applications may not be successfully developed and we will be unable to generate revenue or build a sustainable or profitable business.

Thus far, the broad-markets have generally not adopted GameCards products. The Company cannot predict when broad-market acceptance will develop, if at all, and we cannot reasonably estimate the projected size of any market that may develop. If markets fail to accept our products, we may not be able to achieve revenue from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to gain acceptance for our products accepted by customers in all markets.

An increase in competition from other entertainment product manufacturers could have a material adverse effect on our ability to generate revenue and cash flow.

Because many of our competitors have substantially greater capabilities and resources, they may be able to develop products before us or develop more effective products or market them more effectively which would limit our ability to generate revenue and cash flow.

There are substantial risks inherent in attempting to commercialize new technological applications, and, as a result, we may not be able to successfully develop the GameCards for commercial use as planned.

Competition in our industry is intense. Competitors in the United States and Europe are numerous most of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than us. Competing technologies and products may be more effective than any of those that are being or will be developed by us.

If we fail to keep up with rapid technological change, our technologies and products could become less competitive or obsolete.

The industry is characterized by rapid and significant technological change. We expect that gaming technologies will continue to develop rapidly, and our future success will depend on our ability to develop and maintain a competitive position. Technological development by others may result in products developed by us, branded or generic, becoming obsolete before they are marketed or before we recover a significant portion of the development and commercialization expenses incurred with respect to these products.

We have limited sales and marketing capability, and may not be successful in selling or marketing our products.

We depend on patent and proprietary rights to develop and protect our technologies and products, which rights may not offer us sufficient protection.

The industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend on our ability to obtain and enforce protection for products that we develop under United States and foreign patent laws and other intellectual property laws, preserve the confidentiality of our trade secrets and operate without infringing the proprietary rights of third parties.

We also rely upon trade secret protection for our confidential and proprietary information. Others may independently develop substantially equivalent proprietary information and techniques or gain access to our trade secrets or disclose our technology. We may not be able to meaningfully protect our trade secrets which could limit our ability to exclusively produce products.

We require our employees, consultants, and parties to collaborative agreements to execute confidentiality agreements upon the commencement of employment or consulting relationships or a collaboration with us. These agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of confidential and proprietary information.

If we lose key management or other personnel our business will suffer.

We are highly dependent on the principal members of our management staff. We also rely on consultants and advisors to assist us in formulating our development strategy. Our success also depends upon retaining key management and technical personnel, as well as our ability to continue to attract and retain additional highly-qualified personnel. We face intense competition for personnel from other companies, government entities and other organizations. We may not be successful in retaining our current personnel. We may not be successful in hiring or retaining qualified personnel in the future. If we lose the services of any of our management staff or key technical personnel, or if we fail to continue to attract qualified personnel, our ability to acquire, develop or sell products would be adversely affected.

Our management and internal systems might be inadequate to handle our potential growth.

Our success will depend, in significant part, on the expansion of our operations and the effective management of growth. This growth will place a significant strain on our management and information systems and resources and operational and financial systems and resources. To manage future growth, our management must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively. If our systems, procedures, controls, and resources are inadequate to support our operations, our expansion would be halted and we could lose our opportunity to gain significant market share. Any inability to manage growth effectively may harm our ability to institute our business plan.

The Company's success depends on the attraction and retention of senior management with relevant expertise.

The Company's future success will depend to a significant extent on the continued services of its key employees, particularly Mr. John Bentley, who conceived of the Company's business and overall operating strategy and has been most instrumental in assisting the Company raise capital. Other employees versed in gaming expertise may also be difficult to replace. The Company does not maintain key man life insurance for Mr. Bentley or any other executive. The Company's ability to execute its strategy also will depend on its ability to attract and retain qualified production, sales, marketing and additional managerial personnel. If we are unable to find, hire and retain qualified individuals, we could have difficulty implementing our business plan in a timely manner, or at all.

Because we intend to have international operations, we will be subject to risks of conducting business in foreign countries.

If, as we anticipate, international operations will constitute a part of our business, we will be subject to the risks of conducting business in foreign countries, including:

     o different standards for the development, use, packaging and marketing of our products and technologies;

     o difficulty in identifying, engaging, managing and retaining qualified local employees;

     o    difficulty  in  identifying  and  in   establishing   and  maintaining
          relationships with, partners, distributors and suppliers of finished and unfinished goods and services;

     o the potential burden of complying with a variety of foreign laws, trade standards and regulatory requirements;

     o    general   geopolitical   risks,   such  as   political   and  economic
          instability, changes in diplomatic and trade relations;

     o    import and export customs regulations; and,

     o    exposure to risks associated with fluctuations in foreign currencies.

We cannot predict our future capital needs and we may not be able to secure additional financing which could affect our ability to operate as a going concern. In March and April, 2005, we sold an aggregate gross of $8,666,000 of convertible promissory notes (the "Convertible Notes") to twenty three (23) accredited investors in a private placement. The net to the Company upon the sale of the Convertible Notes was $7,911,200. The Convertible Notes are each in the principal amount of $48,000. Each of the Convertible Notes will automatically convert into 32,000 shares of our Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock") at such time as the amendment to our Articles of Incorporation authorizing the Series A Preferred Stock are endorsed and filed with the Nevada Secretary of Sate. We also issued one (1) warrant (a "Warrant") to acquire one (1) share of Series A
Preferred Stock for every two shares of Series A Preferred into which the Convertible Promissory Notes are initially convertible. The Warrants shall be exercisable to acquire shares of Series A Preferred Stock upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A Preferred Stock. Further, in connection with the Private Placement, we issued warrants (the "Placement Agent Warrants") to the placement agents granting the right to purchase up to 477,733 shares of the Registrant's Common Stock. The Placement Agent Warrants represent ten percent (10%) of the shares of Common Stock initially issuable upon exercise of the Series A Preferred Stock issuable upon conversion of the Convertible Promissory Notes sold to investors introduced to the Registrant by the placement agents. All of the Warrants, including the Placement Agent Warrants shall be exercisable initially at $1.85 per share of Series A Preferred Stock, subject to adjustment, and shall be exercisable for a period of 5 years. In the event all of the Warrants are exercised, we would receive $6,227,840 in net proceeds.

Nevertheless, we may need additional financing to continue to fund the research and development of our products and to generally expand and grow our business. To the extent that we will be required to fund operating losses, our financial position would deteriorate. There can be no assurance that we will be able to find significant additional financing at all or on terms favorable to us. If equity securities are issued in connection with a financing, dilution to our stockholders may result, and if additional funds are raised through the incurrence of debt, we may be subject to restrictions on our operations and finances. Furthermore, if we do incur additional debt, we may be limiting our ability to repurchase capital stock, engage in mergers, consolidations, acquisitions and asset sales, or alter our lines of business or accounting methods, even though these actions would otherwise benefit our business.

If adequate financing is not available, we may be required to delay, scale back or eliminate some of our research and development programs, to relinquish rights to certain technologies or products, or to license third parties to commercialize technologies or products that we would otherwise seek to develop. Any inability to obtain additional financing, if required, would have a material adverse effect on our ability to continue our operations and implement our business plan.

The prices we charge for our products and the level of third-party reimbursement may decrease and our revenues could decrease.

Our ability to commercialize products successfully depends in part on the price we may be able to charge for our products.

We may encounter significant financial and operating risks if we grow our business through acquisitions.

The price of our common stock is likely to be volatile and subject to wide fluctuations.

The market price of the securities of technology based companies has been especially volatile. Thus, the market price of our common stock is likely to be subject to wide fluctuations. If our revenues do not grow or grow more slowly than we anticipate, or, if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, or if some other event adversely affects us, the market price of our common stock could decline. In addition, if the market for technology based stocks or the stock market in general experiences a loss in investor confidence or otherwise fails, the market price of our common stock could fall for reasons unrelated to our business, results of operations and financial condition. The market price of our stock also might decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources.

The public trading market for our common stock is limited and may not be developed or sustained which could limit the liquidity of an investment in our common stock.

There is a limited trading market for the common stock. Since December 2003, the common stock has been traded sporadically under the symbol "EGMI.OB" on the OTC bulletin board, an inter-dealer automated quotation system for equity securities. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained which could limit your ability to sell our common stock at a desired price.

Certain events could result in a dilution of your ownership of our common stock.

A small number of shareholders currently have the ability to determine the outcome of any matter requiring a stockholder vote, including the election of directors.

As of April 15, 2005, we had 25,508,224 shares of common stock issued and outstanding. In addition, we have $8,666,000 in Convertible Notes which will ultimately be converted into 5,775,000 shares of Common Stock and 2,888,667 shares of Common Stock underlying the warrants attached to those Convertible Notes. The exercise price of these warrants is $1.85 per share. We also have another 3,996,071 in outstanding options and warrants. The exercise prices of the warrants range from $1.00 per share to $1.85 per share.

The Company will need approval from governmental authorities in the United States and other countries to successfully realize commercial value from the Company's activities. Adverse events that are reported during regulatory trials or after marketing approval can result in additional limitations being placed on a product's use and, potentially, withdrawal of the product from the market. Any adverse event, either before or after approval, can result in product liability claims against the Company, which could significantly and adversely impact the value of our Common Stock.

If export or import controls affecting our products are expanded, our business will be adversely affected.

The U.S. government regulates the sale and shipment of numerous technologies by U.S. companies to foreign countries. If the U.S. or any other government places expanded export or import controls on our technology or products, our business would be materially and adversely affected. If the U.S. government determines that we have not complied with the applicable import regulations, we may face penalties in the form of fines or other punishment.

The provisions of Nevada law may inhibit potential acquisition bids that stockholders may believe are desirable, and the market price of our common stock may be lower as a result.

RISK FACTORS RELATED TO OUR COMMON STOCK

Because we are a developmental stage company, there are few objective metrics by which our progress may be measured. Consequently, we expect that the market price of our Common Stock will be likely to continue to fluctuate significantly we anticipate that investors and market analysts will assess our performance by considering factors such as:

     o    announcements of developments related to our business;

     o developments in our strategic relationships with distributors of our products;

     o announcements regarding the status of any or all of our collaborations or products;

     o market perception and/or investor sentiment regarding our technology and products;

     o announcements regarding developments in the lottery and gaming field in general;

     o the issuance of competitive patents or disallowance or loss of our patent rights; and

     o    quarterly variations in our operating results.

We will not have control over many of these factors but expect that our stock price may be influenced by them. As a result, our stock price may be volatile and you may lose all or part of your investment.

ADDITIONAL GENERAL ECONOMIC CONDITIONS. The stock prices for many companies in our sector have experienced wide fluctuations that often have been unrelated to their operating performance. Such fluctuations may adversely affect the market price of our Common Stock.

The market for purchases and sales of the Company's Common Stock and Warrants may be very limited, and the sale of a limited number of shares or Warrants could cause the price to fall sharply.

OUR SECURITIES ARE THINLY TRADED. Accordingly, it may be difficult to sell shares of the Common Stock or the Warrants quickly without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock. Shareholder interest in the Company may be substantially diluted as a result of the sale of additional securities to fund the Company's plan of operation. Our Certificate of Incorporation authorizes the issuance of an aggregate of 100,000,000 shares of Common Stock, on such terms and at such prices as the Board of Directors of the Company may determine. Of these shares, an aggregate of 25,508,224 shares of Common Stock are issued and outstanding as of the date hereof. 5,777,333 shares are to be issued upon the conversion of the Convertible Notes. 2,888,667 shares are reserved for issuance upon the exercise of warrants issued in connection with the Convertible Notes, including 477,733 in placement agent warrants. 3,996,071 shares are reserved for issuance upon the exercise of other outstanding warrants issued by the Company. Therefore, approximately 61,351,972 shares of Common Stock remain available for issuance by the Company to raise additional capital, in connection with prospective acquisitions or for other corporate purposes. Issuances of additional shares of Common Stock would result in dilution of the percentage interest in our Common Stock of all stockholders rateably, and might result in dilution in the tangible net book value of a share of our Common Stock, depending upon the price and other terms on which the additional shares are issued. In addition, the issuance of additional shares of Common Stock upon exercise of the

Warrants, or even the prospect of such issuance, may be expected to have an effect on the market for the Common Stock, and may have an adverse impact on the price at which shares of Common Stock trade.

If securities or industry analysts do not publish research reports about our business, of if they make adverse recommendations regarding an investment in our stock, our stock price and trading volume may decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about our business. We do not currently have and may never obtain research coverage by industry or securities analysts. If no industry or securities analysts commence coverage of our company, the trading price of our stock could be negatively impacted. In the event we obtain industry or security analyst coverage, if one or more of the analysts downgrade our stock or comment negatively on our prospects, our stock price would likely decline. If one of more of these analysts cease to cover us or our industry or fails to publish reports about our Company regularly, our Common Stock could lose visibility in the financial markets, which could also cause our stock price or trading volume to decline.

We may be the subject of securities class action litigation due to future stock price volatility. In the past, when the market price of a stock has been volatile, holders of that stock have often initiated securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.

We do not intend to declare dividends on our Common Stock.

We will not distribute cash to our stockholders until and unless we can develop sufficient funds from operations to meet our ongoing needs and implement our business plan. The time frame for that is inherently unpredictable, and you should not plan on it occurring in the near future, if at all.


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements under the captions "Risk Factors," "Business" and in other sections of this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements which are
subject  to  risks,   uncertainties   and  assumptions  about  us,  may  include
projections of our future financial performance, or anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the section entitled "Risk Factors." You should specifically consider the numerous risks outlined under "Risk Factors." Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness or any of these forward-looking statements.

                                 USE OF PROCEEDS

The following table describes how we plan to allocate the proceeds of this offering, assuming the selling shareholders exercise half or all of the 2,888,667 hares purchased upon the exercise of warrants or options for Common
Stock:

                                           Sale of                 Sale of
                                       1,444,333 Shares        2,888,667 Shares
                                       (50% of Offering)      (100% of Offering)
                                       ----------------       -----------------

Gross proceeds                          $   2,672,016           $   5,344,034

Estimated offering expenses
(e.g.; printing and mailing costs,
legal and accounting fees, SEC
registration fee, and blue sky fees)    $     100,000           $     100,000

Estimated net proceeds                  $   2,572,016           $   5,244,034
Estimated uses of proceeds
     General and administrative
     expenses and additional
     working capital                    $   2,572,016           $   5,244,034

Regardless of the amount of proceeds we may receive from the exercise of warrants, the funds will be used to cover general and administrative expenses and as additional working capital. We are not relying on these proceeds to finance the Company during the next twelve months.


                         DETERMINATION OF OFFERING PRICE

The Selling Stock holders will, at their discretion, sell the stock at the prevailing market price for our shares. The warrants held by the Selling Shareholders, including the Placement Agent Warrants, will pay us $1.85 per share upon the exercise of those warrants. The price for the shares of stock offered by this Prospectus has not been and will not be determined by us.


                                    DILUTION

As of April 15, 2005, we had: (i) 25,508,224 shares of common stock outstanding; $8,666,000 in Convertible Notes which will automatically convert into 5,777,333 shares of common stock (2) and, (ii) 3,366,400 warrants exercisable into 3,366,400 shares of common stock. The exercise price of the warrants into common stock is $1.85 per share. We also have an additional 3,996,071 issued and outstanding warrants and options which were outstanding prior to the Private Placement of the Convertible Notes. The exercise prices for these range from $0.05 a share to $1.00 per share.



----------
(2) The Convertible Notes will automatically convert into 5,775,000 shares of our common stock upon the endorsement and filing with the Nevada Secretary of State of an amendment to our Articles of Incorporation authorizing such shares. We anticipate filing that amendment no later than thirty (30) days of the effective date of this Form SB-2 Registration Statement.

                              SELLING STOCKHOLDERS

The following table details the name of each selling stockholder, the number of shares owned by each selling stockholder and the number of shares that may be offered for resale under this prospectus. To the extent permitted by law, the selling stockholders who are not natural persons may distribute shares, from time to time, to one or more of their respective affiliates, which may sell shares pursuant to this prospectus. We have registered the shares to permit the selling stockholders and their respective permitted transferees or other successors in interest that receive their shares from the selling stockholders after the date of this prospectus to resell the shares. Because each selling stockholder may offer all, some or none of the shares it holds, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The selling stockholders may from time to time offer all or some of the shares pursuant to this offering. Pursuant to Rule 416 under the securities act, the registration statement of which this prospectus is a part also covers any additional shares of our common stock which becomes issuable in connection with such shares because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders. Except as indicated by footnote, none of the selling stockholders has had a significant relationship with us within the past three years, other than as a result of the ownership of our shares or other securities. Except as indicated by footnote, the selling stockholders have sole voting and investment power with their respective shares. Percentages in the table below are based on based on 29,504,295 shares of our common stock outstanding as of April 15, 2005 (this includes shares issued and outstanding and common stock equivalents) and 38,648,028 fully diluted (including shares issued and outstanding and common stock equivalents) following the placement.



                               Number of                         Percentage of                      Percent of
                               Shares Held      Number of        Ownership        Number of         Ownership
Name and Address of            Prior to         Shares to Be     Prior to         Shares Being      Following
Selling Shareholder            Offering         Offered (1)      Offering         Sold (2)          Offering
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Pequot Scout Fund, LP
500 Nyala Farm Rd.,
Westport, CT, 06880                 none        1,216,200 (3)          0%         1,824,400          4.72%
                                                  608,100 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Pequot Navigator Onshore
Fund, LP
500 Nyala Farm Rd.,
Westport, CT, 06880                 none          783,734 (3)          0%         1,175,600          3.04%
                                                  391,867 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Delta Onshore, LP
900 3rd Ave, 5th Floor,
New York, NY, 10022                 none          128,000 (3)          0%           192,000          0.5%
                                                   64,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Delta Institutional, LP
900 3rd Ave, 5th Floor,
New York, NY, 10022                 none          736,200 (3)          0%         1,104,000          2.86%
                                                  368,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Delta Offshore, Ltd.
900 3rd Ave, 5th Floor,
New York, NY, 10022                 none          960,000 (3)          0%         1,440,000          3.73%
                                                  480,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Delta Pleiades, LP
900 3rd Ave, 5th Floor,
New York, NY, 10022                 none           96,000 (3)          0%           144,000          0.4%
                                                   48,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Stratford Partners, LP
237 Park Ave., Suite 900,
New York, Ny, 10017                 none          333,333 (3)          0%           500,000          1.29%
                                                  166,667 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------


                                       16


Sunrise Equity Partner, LP
641 Lexington Ave., 25th
Floor, New York, NY, 10022          none          256,200 (3)          0%           384,000          1.0%
                                                  128,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Bushido Capital Master Fund,
LP
275 7th Ave, Suite 2000,
New York, NY, 10001                 none          266,667 (3)          0%           400,000          1.03%
                                                  133,337 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Gamma Opportunity Capital
Partners, LP
605 Crescent Executive
Court, Suite 416,
Lake Mary, FL, 32746                none          266,667 (3)          0%           400,000          1.03%
                                                  133,337 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
DKR Soundshore Oasis Holding
Fund, Ltd.
1281 East Main St.,
Stamford, CT, 06902                 none          166,667 (3)          0%           250,000          0.65%
                                                   83,333 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
RCI 2, Ltd.
The Metropole, Roseville
St., St. Helier, Jersey,
Channel Islands, U.K., JE1
4HE                                 none           66,667 (3)          0%           100,000          0.26%
                                                   33,333 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Marc S. Blank
18930 Pinehurst Rd., Bend,
OR, 97701                           none           64,000 (3)          0%           196,000          0.25%
                                                   32,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Richard Molinksy
51 Lords Highway East,
Weston, CT, 06883                   none           64,000 (3)          0%            96,000          0.25%
                                                   32,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Richard & Bernadetted
Potapchuck
9 W 57th St, 27th Floor, New
York, NY, 10019                     none           64,000 (3)          0%            96,000          0.25%
                                                   32,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
ACT Partners, LP
992 Old Eagle School Rd.
Suite 915, Wayne, PA 19087
                                    none           64,000 (3)          0%            96,000          0.25%
                                                   32,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Rodd Friedman
12 S. Main St., Suite 203,
Norwalk, CT, 06854                  none           32,000 (3)          0%            48,000          0.12%
                                                   16,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------


                                       17


Atlantic Business Services,
LP
4 Station Rd, Norton
Fitzwarren, Taunton,
Somerset, TA2 6RF                   none           32,000 (3)          0%            48,000          0.12%
                                                   16,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Richard Dickey
330 Madison Ave.,
NY, NY, 10017                       none           16,000 (3)          0%            24,000          0.06%
                                                    8,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Zatar Trust
515 Madison Ave
41st Floor
NY, NY 10022                        none           64,000 (3)          0%            96,000          0.25%
                                                   32,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Cindy Dolgin
515 Madison Ave
41st Floor
NY, NY 10022                        none           48,000 (3)          0%            72,000          0.19%
                                                   24,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Peter Janssen
515 Madison Ave
41st Floor
NY, NY 10022                        none           37,333 (3)          0%            56,000          0.14%
                                                   18,666 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Michael Rosenberg
515 Madison Ave, 41st Fl.
NY, NY 10022                        none           16,000 (3)          0%            24,000          0.06%
                                                    8,000 (4)
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
Indigo Ventures

                                    none          470,944 (5)          0%           470,944          1.22%
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------
IQ Ventures
515 Madison Ave
41st Floor
NY, NY 10022                        none            6,789 (5)          0%             6,789          0.02%
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------

Totals                              none        9,144,072 (6)          0%         9,143,733         26.38%
------------------------------ ---------------- ---------------- ---------------- ----------------- ----------

(1) These amounts consist of both the number of shares of common stock to be issued upon conversion of the Convertible Notes into Series A Preferred Stock, which in turn will be converted into common stock on a one (1) for one (1) basis, at the effective conversion rate of $1.50 per share, and the warrants to purchase additional shares of Series A Preferred Stock at $1.85 per share, which will also be convertible into common stock on a one (1) for one (1) basis.

(2) Assumes that the Selling Shareholder will sell all the shares being registered under this Form SB-2 Registration Statement.

(3) Shares of common stock to be issued once the Convertible Note is converted to Series A Preferred Stock which will in turn be converted into common stock on a one (1) for one (1) basis.

(4) Shares of common stock to be issued pursuant to the Selling Shareholders exercise of warrants to purchase Series A Preferred Stock which will then be converted into common stock on a one (1) for one (1) basis.

(5)  Placement Agent Warrants

(6) Totals were rounded off for the table and adjustments in issuance will cause the total to be 9,143,773.

                              PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term "selling stockholders" includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholders as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by each selling stockholder will decrease as and when it effects any such transfers. The plan of distribution for the selling stockholders' shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder. To the extent required, we may amend and/or supplement this prospectus from time to time to describe a specific plan of distribution.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

     o on the OTC Bulletin Board or on any other market on which our common stock may from time to time be trading;

     o one or more block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o    in public or privately-negotiated transactions;

     o    through the writing of options on the shares;

     o through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

     o    an exchange distribution in accordance with the rules of an exchange;

     o    through agents;

     o through market sales, both long or short, to the extent permitted under the federal securities laws; or

     o    in any combination of these methods.

The sale price to the public may be:

     o    the market price prevailing at the time of sale;

     o    a price related to the prevailing market price;

     o    at negotiated prices; or

     o any other prices as the selling stockholder may determine from time to time.

In connection with distributions of the shares or otherwise, the selling stockholders may:

     o enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

     o sell the shares short and redeliver the shares to close out such short positions;

     o enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

     o pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the selling stockholders may offer their share from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. A selling stockholder may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.

The shares may also be sold pursuant to Rule 144 under the securities act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares during any three-month period not exceeding certain limitations. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling stockholders if they do not exercise or convert the common stock equivalents that they own. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the securities act or the exchange act, or the rules and regulations under those acts. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the securities act.

The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. To our knowledge, none of the selling stockholders have entered into any agreement with a prospective underwriter and there can be no assurance that any such agreement will be entered into. If the selling stockholders enter into such an agreement or agreements, then we will set forth, in a post-effective amendment to this prospectus, the following information:

     o    the number of shares being offered;

     o the terms of the offering, including the name of any selling stockholder, underwriter, broker, dealer or agent;

     o    the purchase price paid by any underwriter;

     o    any discount, commission and other underwriter compensation;

     o any discount, commission or concession allowed or reallowed or paid to any dealer;

     o    the proposed selling price to the public; and

     o    other facts material to the transaction.

We will also file such agreement or agreements. In addition, if we are notified by the selling stockholders that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the exchange act and the rules and regulations under the exchange act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to the same securities for a specified period of time prior to the commencement of the distribution, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have agreed to pay all costs and expenses incurred in connection with the registration of the shares offered by this prospectus, except that the selling stockholder will be responsible for all selling commissions, transfer taxes and related charges in connection with the offer and sale of the shares and the fees of the selling stockholder's counsel.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that the shares covered by this prospectus may be sold pursuant to Rule 144 of the securities act and the date that all of the shares registered for sale under this prospectus have been sold.

We have agreed to indemnify the selling stockholders, or their respective transferees or assignees, against certain liabilities, including liabilities under the securities act, or to contribute to payments that the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of those liabilities.


                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings.


                                   MANAGEMENT

Our executive officers, directors and other significant employees and their ages and positions are as follows:

NAME OF INDIVIDUAL       AGE     POSITION WITH EGC AND SUBSIDIARIES
------------------       ---     ----------------------------------

John Bentley             65      President, Chairman and Chief Executive Officer
Lee J. Cole              44      Director
Linden Boyne             62      Chief Financial Officer, Director and Secretary
Daniel Kane              56      Senior Vice-President Gaming

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors or regarding their position with the Company.

JOHN BENTLEY, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR - Mr. Bentley has been a director of EGC (UK) since 1999 and managed the business initially as Chairman and Chief Executive Officer. He is an experienced entrepreneurial Chairman and CEO of successful start-ups and growth companies for over thirty years, which have included a number of publicly listed companies in the media, communications, and entertainment fields, ranging from twenty employees up to 10,000. These included the UK's largest video rental distributor. He is a joint creator of the EGC game concept.

LEE J. COLE, DIRECTOR - Mr. Cole has been a director of EGC since 2001. Mr. Cole has been a director of DBP Holdings Ltd. ("DBP"), our largest stockholder, since 1999. DBP currently has investments in fourteen European software and related service companies. From 1995 to 1999, Mr. Cole served as the Managing Director of Tech Capital Group ("TCG") and is currently a principal with TCG Group. TCG is a technology consulting and investment firm that has investment in private and public information and healthcare technology companies.

LINDEN J. H. BOYNE, CHIEF FINANCIAL OFFICER, SECRETARY AND DIRECTOR - Mr. Boyne is a Director of the Company and is its Chief Financial Officer and Secretary. Since 1991 he has acted as a consultant to a number of retail businesses advising on general operations. He was previously a director of NSS Newsagents Plc with responsibility for several thousand branches. From its inception to its merger with the Company, Mr. Boyne was the CFO and Secretary of our predecessor Delaware corporation.

SIGNIFICANT EMPLOYEES:

DANIEL KANE - Mr. Kane is Senior Vice President of Gaming. He has over 30 years experience with U.S. state and European lotteries, particularly in the introduction of new technology and game formats. He managed the introduction of scratch cards for the UK's national lottery operator Camelot. Following the exclusive agreement with Scientific Games International to market EGC lottery product worldwide, Mr. Kane will manage the SGI account as well as be responsible for EGC's sales to casinos.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock, as of April 15, 2005 by (i) each person whom we know to beneficially own 5% or more of the common stock, (ii) each of our directors,
(iii) each person listed on the Summary Compensation Table set forth under "Executive Compensation" and (iv) all of our directors and executive officers. The number of shares of common stock beneficially owned by each stockholder is determined in accordance with the rules of the Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder exercises sole or shared voting or investment power. The percentage ownership of the common stock, however, is based on the assumption, expressly required by the rules of the Commission, that only the person or entity whose ownership is being reported has converted or exercised common stock equivalents into shares of common stock; that is, shares underlying common stock equivalents are not included in calculations in the table below for any other purpose, including for the purpose of calculating the number of shares outstanding generally.

                                                       Percentage    Percentage
                                                        of Class      of Class
                                      Number of       Owned Before   Owned After
Name                                 Shares Owned       Offering     Offering(1)
---------------------------------    ------------     ------------   -----------
John Bentley, President, ........       2,050,001          7.1%         5.3%
Director and CEO
Savannah House
11 Charle's Street
London, England, U.K

Lee J. Cole, Director ...........             Nil          Nil          Nil
712 Fifth Avenue, 19th Fl
New York, New York 10019

Linden Boyne, Director, .........         300,000(2)         1%         0.8%
CFO, Treasurer and Secretary
Aberfoyle, Green Lane
Blackwater, Camberley, Surrey
United Kingdom

Yana Consultants ................       1,537,500          5.3%        3.98%
Suite F8 ICC Sasemates
Gilbratar

H. McNally ......................       1,947,791          6.7%         5.0%
Fountain House
Park Street, London, W1

All officers and directors
as a group (3 persons) ..........       2,350,001        11.21%         5.3%

----------
(1) Assumes the issuance of all 9,143,733 of shares pursuant to the conversion of the Convertible notes and the exercise of warrants.
(2)  Options awarded in the 2002 Equity Compensation Plan.


                            DESCRIPTION OF SECURITIES

DESCRIPTION OF COMMON STOCK

NUMBER OF AUTHORIZED AND OUTSTANDING SHARES. Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $.001 par value per share, of which 25,508,224 shares were outstanding on April 15, 2005. All of the outstanding shares of common stock are fully paid and non-assessable.

VOTING RIGHTS. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all stockholders.

OTHER. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

TRANSFER AGENT. Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless we are satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. The transfer agent for our common stock is Liberty Transfer Company, 274B New York Avenue, Huntington, New York 11743.

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation does not currently authorize the issuance of preferred stock. However, we intend to amend our Articles of Incorporation to authorize 10,000,000 shares of preferred stock, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company's Board of Directors from time to time.

The Company cannot and will not adopt the amendment until it has first obtained the requisite approval of its shareholders. The Company is in the process of seeking shareholder approval for such and amendment and such approval has yet to be obtained. The full and complete text of the proposed "Certificate of Amendment to Articles of Incorporation of Electronic Game Card, Inc." (the "Amendment") is attached as Annex B to Preliminary Form 14C ("Pre 14C") filed with the Commission on May 27, 2005. In addition, attached to that Pre 14C as Annex A is the "Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Electronic Game Card, Inc." which will control the preferred stock, if and when such is authorized and issued.

The preferred stock will not be issued to any of the Selling Shareholders unless and until it is formerly approved by the stockholders of the Company and filed with and accepted/endorsed by the Nevada Secretary of State. Upon filing and acceptance/endorsement by the Nevada Secretary of State, the preferred stock will be immediately due the Selling Shareholders. The Company will issue the preferred stock to the Selling Shareholders at the conversion rate of $1.85 per share. Those shares of preferred stock will be immediately converted into common stock at the conversion rate of one for one.

In the event that, for whatever reason, we do not file the Amendment and the preferred stock is not authorized, then it will not be issued. Notwithstanding the possibility that the preferred stock is not authorized, then the Selling Shareholders who purchased Convertible Notes have the option, at their discretion, to convert the Convertible Note directly into shares of Common Stock on an -as-converted-into-Series-A-Preferred Stock basis. However, in such instance, the Company is not required and will not issue Warrants pursuant to the Convertible Notes and no shares of Preferred Stock or Common Stock shall be issuable under those warrants.

However, with regard to the Warrants issued to the Placement Agents, the shares of common stock underlying those Warrants, namely 477,733 shares, will be registered and available for issuance if and when the Placement Agents exercise their Warrants.

WARRANTS

As of May 15, 2005, there were outstanding warrants to purchase an aggregate of 2,888,667 of our yet to be authorized and issued Series A Preferred Stock, exercisable at $1.85 per share, which Series A Preferred Stock will be converted into shares of our Common Stock on a one (1) for one (1) basis. However, if the Series A Preferred Stock is not issued, then the Company is not required and will not issue Warrants pursuant to the Convertible Notes and no shares of Preferred Stock or Common Stock shall be issuable under those warrants.

In addition, we have issued 477,733 Placement Agent Warrants which are exercisable at the price of $1.85 per share for a period of 5 years. The shares underlying the Placement Agent Warrants are being registered and are available for issuance upon exercise by the Placement Agents.

We also have an additional 3,996,071 issued and outstanding warrants which were outstanding prior to the Private Placement of the Convertible Notes. The exercise price for these warrants range from $1.00 a share to $1.85 per share.

STOCK OPTIONS

We instituted a stock option plan for officers, key employees, consultants and advisors. The 2002 Equity Compensation Plan provided for options equivalent up to 10% of the then issued share capital of the company to be offered to such individuals by the Board. 767,000 of a total possible of 1,200,000 options have been distributed. No further stock option plans have been instituted.

TRANSFER AGENT

Our transfer agent is Liberty Transfer Company, Inc., 274B New York Avenue, Huntington, New York 11743.


                                     EXPERTS

Our auditors are Robison, Hill and Co., certified public accountants. Our consolidated financial statements as at and for the year ended December 31, 2004 have been included in this prospectus and in the registration statement in reliance upon the report of Robison, Hill and Co., and upon their authority, as experts in accounting and auditing.

L. Stephen Albright, attorney at law, has passed upon the validity of the securities being offered hereby.

Neither Robison, Hill and Co. nor Mr. Albright were hired on a contingent basis, nor will either receive a direct or indirect interest in the business of issuer. Further, neither was nor will be a promoter, underwriter, voting trustee, director, officer, or employee of the issuer.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation and its By-Laws contain provisions for indemnification of officers, directors, employees and agents of the Company. Our By-Laws require us to indemnify such persons to the full extent permitted by the Nevada General Corporation Law (Nev. Rev. Stat. Ann. sec.78.751 (1995)). Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to the best interests of the Company.

Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement. Our By-Laws also provide that the Board of Directors may cause us to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not we would have the power to indemnify such person. We may seek to obtain directors' and officers' liability insurance upon completion of this registration. However, we have not determined whether to obtain such insurance.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such court.


                             DESCRIPTION OF BUSINESS

We are an emerging technology company. Our primary business focus is the development and sale of gaming products to the sales promotion and lottery industries. We have a single product platform, the electronic game card, under development.

PRODUCTS

The EGC GameCard was developed by us over the last two years. We invested significant time and capital into its development to produce an end product that met the size and technical specifications required for its end users while at the same time maintaining a reasonable price point.

The standard EGC GameCard is the size and shape of a credit card, incorporating a proprietary PCB design, a long life battery, LCD screen, a microprocessor and random number generator in a thin (approximately 3 mm) rigid sandwich construction encased in plastic. On one side there is a security tag to activate the device, and on the play area touch sensitive buttons are used to start and to play each game by putting the numbers or icons on the display in motion. LCD designs may incorporate alphanumerics or icons to allow for games to carry brands logos and symbols or various game formats, and game units may also incorporate a counter display allowing for accumulator or incentive points to be awarded. An EGC GameCard can also contain sound, for example to play a jingle or give a win alert. A win may be determined by a number of means; for example by matching the LCD display to printed numbers or symbols on the card itself, or shown elsewhere, such as in a newspaper, television commercial, in-store, or via some other venue or medium. The game may also be set to play over given time periods so extending its play value.

The EGC GameCard is flexible enough to allow for any number of plays according to the promoters requirements. The EGC GameCard may be produced to a generic design or application as directed by the Company. Alternatively, it may be customized to various designs and applications chosen by our customers. Security features to identify multiple prize levels in a single game are incorporated in the software. Additional security, such as that currently used in the production and identification of individual scratch cards, can be printed or otherwise ineradicably inscribed on the reverse of each game unit, as can the rules of play or other identifying mediums such as bar codes.

Our corporate executive team has many years of commercial operating experience.

SUPPLIERS

Our principal suppliers are the manufacturers of the EGC GameCard with whom we have contractual agreements designed to ensure quality control, security, competitive pricing and on time delivery. These include packaging arrangements. Our largest supplier is Tak Shun Technology Group ("Tak Shun") based in Hong Kong which is the manufacturer of our EGC GameCard. Tak Shun has the capacity to produce up to 500,000 EGC GameCards per day. Our other suppliers are software specialists, independent quality control advisors, game designers, and artwork designers.

INDUSTRY

Our EGC GameCard is a unique product that we believe will generate demand across several different industries. Initially, we have narrowed our sales and development focus on the following industries:

LOTTERIES/SALES PROMOTIONS

Both the lottery and sales promotion industries currently make use of scratch cards, otherwise known as "instants". The "instant" market currently attracts approximately one fifth (twenty two percent (22%)) of total worldwide lottery gaming revenue of $140 billion, according to the Casino and Gaming Market Research Handbook. The "sales promotional items" market overall in the USA is in the region of $220 billion worldwide. Of this, "prize and competition items" are a $42 billion market. In the lottery market, a purchase is made (i.e. a lottery ticket), whereas a normal sales promotion consists of a "free" inducement to obtain a free prize of a product or service of the promoter.

The lottery and sales promotion industries have progressed by means of technology changes whether by demand or invention. Two major principal changes included (1) the advent of security printing techniques for scratch cards some 35 years ago, allowing the excitement of an "instant" win for the player, and
(2) the increasing installation of high security online terminal networks for lottery sales over the last twenty years allowing for massively increased individual prize wins.

LOTTERY MARKET

There are approximately 220 lotteries in the world, either state owned and operated as in the United States of America, or state licensed as for example in the United Kingdom and in France. Total lottery sales in the United States increased by six percent (6%) from 2002 to 2003. Of this increase, seventy six percent (76%) was accounted for by "instant" sales against online sales. Of "instants" (i.e. scratch cards), the upscale category with $10 plus price points led with a sixty one percent (61%) increase, followed by $7 tickets with a twenty two percent (22%) increase, demonstrating their demand over $2 tickets at five percent (5%). In the United States especially, state authorities depend, to a substantial degree, on lottery revenues from all sources including the sale of "instant" scratch cards to support local essential services such as education and health.

Seventy eight percent (78%) of total lottery sales in the North American and European markets are obtained through networked online terminals at specially equipped retail outlets at a cost of several thousand dollars per installation. These installations continue to increase slowly although a maximum saturation point of economic return is getting closer. However, in many countries ticket sales are still made by way of scratch cards which are only sold through various types of retail outlets. This process works because security is assured by the sophisticated printing techniques used to identify winning tickets. The "instant" market where the excitement of a potential win can be identified immediately after purchase, is the main compelling feature of scratch cards.

The industry trend over the past few years in the United States has moved continuously towards creating the means to obtain a higher price point for tickets which in effect is made possible only by giving extended play opportunity to the consumer. However there is a point at which the number of scratch off panels on a sheet of scratch cards becomes overwhelming and unamusing to the consumer. Further, there are few scratch cards which carry more than ten scratch off panels or are priced at over $10 per card. Changes in the gaming laws, such as permitting an increase in the selling price of tickets, are providing for greater acceptance and use of lotteries by governments and the public. Consequently, these changes provide a suitable industry entry point for our EGC GameCards. We view this as an opportunistic opening for sales of our EGC GameCards and their ability to play an unlimited amount of game plays at a price point already proven to be acceptable by consumers and regulators.

Although lotteries outside the United States have not yet moved to similarly high price points, it is likely that in time they will be legally permitted to follow the examples found in the United States. Recently the United Kingdom's sole national lottery operator, Camelot, moved its price point from $4.50 to $7.50 for scratch cards. Since their introduction in 1995, Camelot has, on average, produced 11 different scratch card editions a year. Upswings in sales coincide with new game formats demonstrating a market that is responsive to novel variations of design, which variation requirements can be satisfied by the adaptability of the EGC GameCard.

SALES PROMOTIONS

The overall global sales promotion market consist of various types and are growing and discerning markets totaling approximately $500 billion worldwide. Up until about ten years ago the common model was to run promotions in house through a large corporation's marketing department. These departments devised promotions, direct marketing programs and promotional materials direct from manufacturers, or from other distributors, and used special consultants on a project by project basis. Recently most of the larger brands have moved to a more traditional marketing services business model such as a full service agency offering strategy, design and creative work, implementation, fulfillment and management.

The  emergence of agencies  owned by  international  advertising  groups,  which include planning and creative departments, reflects the increasing sophistication of technology driven innovation, which is coupled with the ability to deliver projects in shorter lead times. A majority of marketing firms now take responsibility for guiding a product from concept to final sales. Even so, the roles of the manufacturer, sales agent, distributor, sales promotion agency and marketing department can often be found performing a cross section of these functions.

For definition purposes, "sales promotions" are typically found at outlets such as gas stations or in direct mail shots where entry to competitions, free gifts or loyalty points are given against purchases. In some cases, and in some countries , prizes such as cars, travel packages or household goods may be awarded. Similar schemes are widely used in supermarkets and in the sale of beverages. Gas, food, alcohol and tobacco products are the dominant markets for sales promotions worldwide. However, financial services, including banks and credit card companies, are also in the business of attracting customer by similar means. Million dollar prizes are frequently given away in a single scratch card promotion, either across the board or as single individual prizes. Newspapers and magazines offer prize competitions and free promotional items such as music CD's to attract purchasers. Recessionary economic times may also favor sweepstakes and comparable products since they are "a fixed cost tactic that reduces budget risk, yet still provides promotion excitement and merchandising thematics".

Other   potential   users  of  sales  promotion  items  and  "free"  prizes  and competitions are:

     o Newspaper competitions to increase market share and boost advertising revenue

     o Sports for loyalty and membership use (e.g. football, baseball, racing, Formula 1)

     o    Financial services for loyalty and registration  promotions

     o    Food and restaurants chains to attract frequent users

     o Corporate presentation as gifts for brand promotion by corporations to customers or staff

     o    Casinos  for  souvenir  gift,   promotional  and  "free  competitions"
          purposes

CASINOS

On the one hand Casinos provide a potential market for EGC GameCards as a sales promotion device in the terms described above. On the other hand Casinos may provide a market in which the GameCards may be sold to casino customers in the same manner as EGC Gamecards are sold to lottery customers.
To do so requires legal permission in the USA and most other countries worldwide, and in the case of the US Tribal Indian Casinos are allowed to sell certain products in the casino premises under a Class II classification from the National Indian Gaming Council (NIGC). EGC have applied to the NIGC for such classification for its GameCards and has reason to believe it will be granted so to enable the sale of the GameCards to the public by Tribal casinos. At the time of writing this grant cannot be verified by the NIGC and so it is possible that EGC's request for Class II classification may not yet be granted.

Several leading Casinos have shown interest in selling the GameCards once Class II is obtained for their use and EGC has been sponsored by one of the leading Tribes in its application for Class II classification.

SALES & MARKETING STRATEGY

We intend to sell our products through an internal sales team as well as through licensing agreements with certain third parties. Our internal sales team consists of two individuals, and we are planning to add to our sales staff upon completion of this offering. We currently have sales offices in London and New York. Our sales team has relevant experience in their appropriate markets. We also intend to utilize a customer relationship management system to allow our staff to share information directly with sales agents.

In addition to our current and planned sales team, we are also working closely with strategic joint venture partners to distribute our products.

SCIENTIFIC GAMES. Scientific Games International Inc (SGI) is the world's largest supplier of instant tickets and scratch cards to lotteries, supplying over seventy percent (70%) of the world market. In May 2003 we signed a five year exclusive distributorship with Scientific Games for the marketing and distribution of our EGC GameCard to the United States lottery market which was superceded by a joint venture Agreement in October 2004 which gave EGC and Scientific Games an equal share of the profits from the sales of EGC GameCards and brought about a closer commercial relationship. At the same time as the Agreement SGI took up an option to acquire 10% of the EGC common stock then in issue. We believe the Agreement with Scientific Games is a compelling testament to the interest level in our EGC GameCard, and will increase visibility and credibility in our products throughout all of our markets. The resources of Scientific Games International as our sole lottery distributor are very substantial and will ensure that our EGC GameCard product is shown at all major lottery conventions and trade shows around the world.

COMPETITION

While we believe there to be no existing direct competitor offering an electronic game card product, our competition includes other "instant" prize reward products, such as paper scratch cards. Scratch card sales are a fully developed market and we will be competing to obtain market share from scratch cards. We believe, though, that our product is a unique offering and does not compare directly in price or usage and is most likely to be seen as a complementary rather than a competitive product. In the lottery industry our product is positioned as a novel and unique higher price point ticket item with a better perceived entertainment and game play value than can be obtained from a multiple scratch card. Scientific Games with whom we have recently completed an exclusive worldwide sales and marketing five year Agreement, are the largest supplier of scratch cards and instant tickets to the United States and international lottery industry, and are on public record in stating they have expectations of our EGC GameCard product as an exciting means to expand sales overall and to attract new lottery business.

In the sales promotion industry, we will compete at a level with items such as giveaway compact disks or similar promotional products. Our EGC GameCard provides a novel choice for sales promotions agencies to offer to their clients. Neither they nor scratch card security printers are likely to have the volume manufacturing capabilities or resource of technology skills to enter the same field with an electronic device such as our EGC card on a competitive basis.

Manufacturers who are able to make similar electronic devices will find obstacles in imitating our EGC GameCard from both the protection of its intellectual property components and the effectiveness of its design. We also hold an exclusive contract with our manufacturing partners, and others may not have the capability for low cost and reliable volume production. Additionally insurers to this marketplace are few and will only warrant prize wins against tried and tested products to which they are party. Exclusive long term distribution agreements with major suppliers to the industry may also limit entry to this market from potential competitors.

Competition may come over a period of three years or so from other technology advances such as that from cell phones or wireless Internet appliances. These, although mooted regularly, are still awaiting efficient widespread broadband networks, and security issues such as proof of use or payment that are vital issues for the lottery industry. Internet gaming or lottery sales by these means are currently prohibited in the United States and will continue to be so for some time, but this prohibition does not preclude sales promotions where no purchase or entry fee is necessary. Games do exist now on cell phones currently using SMS messaging, but they are unreliable, give few rewards and are mainly used by youngsters tolerant of time consuming text messaging.

BARRIERS TO ENTRY AND RISK

The lottery industry is a mature and relatively closed industry with a handful of major suppliers, nevertheless requiring new products over time to retain interest and sales. Our EGC GameCard has received a good reception as the first item for many years to appear alongside the dated existing products in this market. Nevertheless, the public reception and reaction to our EGC GameCard has only recently been fully tested in the reality of the consumer marketplace in its statewide launch in Iowa USA.

Despite good results from sales to the public it may be too early to say how the public in other states may be enthused the GameCards to the extent of their success in Iowa or to what extent they will be approved by other states for sale to the public.

Although generally aware of current gaming laws, we have not investigated the specific laws of each nation or state which ultimately is the responsibility and liability of the promoters themselves. In the case of lotteries, our sole role is a supplier of a hardware capable of delivering a game format for the promoter's specialized requirements for which the promoter is primarily responsible.

We are reasonably confident from enquiries within industry sources that the sale of our EGC GameCards to licensed gaming entities, such as lotteries, will for the most part fall into the same category and regulations as scratch cards which they resemble in law. The lawful requirements for "non purchase" sales promotions are less stringent, but these too are the responsibility of the promoter. Our product is familiar to a public acquainted with slot machines or scratch cards to which our EGC GameCard bears resemblance.

INTELLECTUAL PROPERTY

We have intellectual property in the form of patent applications and copyright on which it has been advised by our attorneys there is no prior art. We regard substantial elements of our product offering as proprietary and believe that we are protected by intellectual property rights including patent applications, trademark and trade secret laws, copyright, and contractual restrictions on their use by licensees and others. Although from time to time we may apply for registration of our trademarks, service marks, and copyrights with the appropriate United Kingdom and European agencies, we do not rely solely on such registrations for the protection of these intellectual property rights. We also enter into confidentiality agreements with our consultants, manufacturers and distributors, and with third parties in connection with our business operations and services offerings. These agreements generally seek to control access to, and distribution of, our technology, documentation, and other confidential information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use or disclose to others our confidential information without authorization or to develop similar technology independently.

Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or trademarks or to determine the validity and scope of the intellectual property rights of others. Furthermore, our business activities may infringe upon the proprietary rights of others and other parties may assert infringement claims against us, including claims that arise from directly or indirectly providing hyper-text links to Web sites operated by third parties. Moreover, from time to time, we may be subject to claims of alleged infringement by us or our subscribers of the trademarks, service marks and other intellectual property rights of third parties. These claims and any resultant litigation, should it occur, might subject us to significant liability for damages, might result in invalidation of our intellectual property rights and, even if not meritorious, could result in substantial costs and diversion of resources and management attention and have a material adverse effect on our business, results of operations and financial condition.

LEGAL ENVIRONMENT AND INSURANCE

Outsourced legal advisors in the United States and Europe advise us in our manufacturing and agency agreements. Specialists in gaming laws also advise us on the legality of the use of electronic games cards. Our trademarks, logos, copyrights, patents, etc. that are currently not registered will be registered through suitable international attorneys.

Insurance of prize promotions against prize redemption liability will be taken out and paid for by customers and their clients on their own behalf, either through our partner insurance agents or their own insurers. Manufacturers are liable for faulty product or failure to deliver on time. We have developed relationships with insurers to take out additional product liability, freight, errors and omissions, and directors' liability insurance, and where necessary to provide adequate protection at a cost which is compatible with the economic cost of its product.

EMPLOYEES

We currently have eight full time employees. In addition to this staff, we employ the services of several specialist independent contractors for game design, software support, artwork and quality control. We consider our relations with our employees to be good. We have never had a work stoppage, and no employees are represented under collective bargaining agreements. All employees have contracts of employment with Electronic Game Card Inc or Limited or Electronic Game Card Marketing, Inc.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read together with our audited financial statements and notes included elsewhere in this prospectus.

PLAN OF OPERATION

During 2004 the Company successfully established the volume production of the EGC GameCards. This necessitated the cost effective and secure design of GameCards from the manufacturers, involving quality control practices of an extremely high level. The Company also obtained the granting of an insurance policy from the Lloyds of London market place essential for its business. The Company marketed the EGC GameCards during 2004 and established a joint venture Agreement with Scientific Games International, Inc. in October 2004 for the exclusive global distribution of EGC GameCards to the lottery industry. In April 2004 we opened a New York sales office to deal directly with specialist agencies in the sales promotion market in the United States. The Company maintains its European base in London, United Kingdom. The Company staffs each of these offices with sufficient sales and marketing personnel to address their respective markets. Staff are responsible for either selling the GameCards direct in the case of sale promotion products or in the case of lotteries an exclusive Joint Venture ("JV") agreement signed in October 2004 (see below) allows for joint management of the lottery business with sales conducted by the sales personnel of Scientific Games International in whose Altanta, Georgia offices where EGC has established a presence with a senior manager of EGC to maintain a constant liaison. The JV allows for the joint sharing of profits equally between Scientific Games and the Company.

Indications from sales of EGC GameCards to the lottery industry recently demonstrate that we have the opportunity to become a leading business in providing our innovative gaming platform technology for the higher price point sector of the "instant" lottery market.

In June 2004 Electronic Game Card Marketing Inc, a subsidiary of the Company, unveiled its new XOGOTM GameCards product line at the Promax 2004 Conference in New York. XOGOTM is designed to address the specific needs of the $42.0 billion annual prize rewards and competitions sector of the American sales and promotion industry in which XOGOTM designs and games are distinct from those formats used in the lottery market.

The XOGOTM multi-play GameCard is supported by the EGC Sales Marketing and Games Design teams in the US and in Europe, who work with brands or agencies to customize the XOGOTM GameCard designs and applications to each brand's individual goals in respect of large volume orders only. Often such potential orders are not planned for six months or a year or so ahead to fit in with marketing and budgetary plans. To offer smaller volumes at more rapid response rates EGC has devised a new strategy of generic ready to go games which will be fully marketed in the late Summer 0f 2005. The EGC sales teams advise on the most appropriate means of promotion from the XOGOTM games portfolio.

We market our products through an internal sales team which both in the US and the UK consists of five individuals in total. We currently have sales offices or outlets in New York and London (U.K.). Our sales team has relevant experience in their appropriate markets. In addition to our sales team, we are also working with a small number of strategic partners to distribute our products for a specific market type or geographic territory.

During 2004 a market not previously envisaged by the Company has potentially appeared in Native American Gaming Industry, aka Indian Gaming. This market appertains solely to the sale of GameCards as gaming devices directly to the public in casinos and reservations owned and operated by Indian Tribes in the USA. The Company has applied for a Class II classification for its products from the National Indian Gaming Council (NIGC) and a decision is expected shortly. The overall size of the Indian Gaming market is $18 billion and a decision allowing the Company's GameCards to be sold into it as gaming devices for on sale to the public would offer a substantial prospect for the Company's overall sales in the year 2005.

A further consideration is that the Company will need a license to sell its products from the Gaming Laboratories International (GLI), a US approvals house for gaming products. As a result of discussions with the GLI we do not expect a refusal for the GameCards from this source but which approval cannot be granted until a favorable Class II recommendation has been given. The Company has received a letter from a leading Indian Tribe stating that they would purchase GameCards from the Company which is necessary as part of any approval by the GLI, and further tribes of note have also expressed interest in purchasing our GameCards.

If the decision to be classified as a Class II gaming device is not forthcoming there exists the potential of selling the Company's products to Indian Casinos in some US states as a type of lottery. This market would however be considerably more limited in scope.

FINANCIAL RESOURCES

On October 12,2004 the Company entered into a Subscription Agreement and Registration Rights Agreement with Scientific Games Corporation in which the Company sold Two Million One Hundred Seventy-One Thousand Five Hundred Ninety-Four (2,171,594) shares of newly-issued common stock of the Company for an aggregate purchase price of One Million Eighty-Five Thousand Seven Hundred
Ninety-Seven  Dollars  ($1,085,797.00),  a  subscription  price of  Fifty  Cents
($0.50) per share, to Scientific Games Corporation, such amount of shares representing one share less than 10% of its outstanding common stock of 21,715,950 shares of common stock on October 15, 2004. The Registration Rights agreement entered into by the Parties provides Scientific Games Corporation certain rights regarding the registration of these shares.

On March 24,and April 6, 2005 the company sold a total of $8,666,000 gross, $7,911,200 net, of its convertible promissory notes (the "Convertible Promissory Notes") to accredited investors in a private placement of securities (the "Private Placement"). Each $48,000 principal amount of a Convertible Promissory Note will automatically convert into 32,000 shares of the Registrant's Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). Each share of the Series A Preferred Stock is initially convertible into one (1) share of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), which equates to an initial conversion price of $1.50 per share of Common Stock. Also, the Company issued one (1) warrant (a "Warrant") to acquire one (1) share of Series A Preferred Stock for every two shares of Series A Preferred into which the Convertible Promissory Notes are initially convertible. The Warrants shall be exercisable to acquire shares of Series A Preferred Stock upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A

Preferred Stock. The Warrants shall be exercisable initially at $1.85 per share of Series A Preferred Stock, subject to adjustment, and shall be exercisable for a period of 5 years.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read together with our audited financial statements and notes included elsewhere in this prospectus.

REVENUE-RECOGNITION

All products once supplied will be invoiced in arrears and will be immediately collectible.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and such differences may be material to the financial statements.

OVERVIEW

We are a supplier of innovative gaming devices to the lottery and promotional industry worldwide. Our lead product is the EGC GameCard, a revolutionary credit card-sized pocket game combining interactive capability with "instant win" excitement. The EGC GameCard was designed by us to be rich in functionality, customizable, extremely portable, and relatively inexpensive. Each EGC GameCard includes a microprocessor, LCD, and long life power source, as well as state of the art security features protecting both the consumer and the promoter. Our EGC GameCard weighs in at just under one half an ounce and is only 3mm thick. We have identified two distinct markets for our GameCard product: the Lottery market and the Sales Promotion market with a further potential market in casinos where permitted legally.

We are a development stage company. We have only limited revenue from operations. We expect a revenue stream from operations during the current fiscal year. For the fiscal year ended December 31, 2004, we incurred net losses of $8,616,746. See Consolidated Financial Statements.

The Company expects to purchase some significant equipment and expects a small increase in the number of employees in the next 12 months.

COMPANY STATUS

We have made solid progress in developing our business over the past twelve months. We have incurred losses during our development stage. Our management believes that we have the opportunity to become a leading supplier of gaming devices to the lottery and sales promotion industries. A key element of our business strategy is to continue to acquire, obtain licenses for, and develop new technologies and products that we believe offer unique market opportunities and/or complement our existing product lines.

We are considered a development-stage company for accounting purposes because we have not generated any material revenues to date. Accordingly, we have no relevant operating history upon which an evaluation of our performance and future prospects can be made. We are prone to all of the risks to the establishment of any new business venture. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by similarly situated companies. To address these risks, we must, among other things:

     o satisfy our future capital requirements for the implementation of our business plan;

     o    commercialize our existing products;

     o complete development of products presently in our pipeline and obtain necessary regulatory approvals for use;

     o implement and successfully execute our business and marketing strategy to commercialize products;

     o    establish and maintain our client base;

     o    continue to develop new products and upgrade our existing products;

     o    respond to industry and competitive developments; and

     o    attract, retain, and motivate qualified personnel.

We may not be successful in addressing these risks. If we were unable to do so, our business prospects, financial condition and results of operations would be materially adversely affected. The likelihood of our success must be considered in light of the development cycles of new technologies and the competitive and regulatory environment in which we operate.

RESULTS OF OPERATIONS

For the fiscal year end December 31, 2004.

There were $80,250 revenues from operations for the year. We sustained a net loss of approximately $8,616,746 which included $4,099,852 of costs from the issuance of warrants and options. Continuing operations for the year ended December 31, 2004, incurred costs of $4,553,193 which was due to expenses incurred by us for developing and marketing the game card.

The Company anticipates improved revenues during the next 12 months. Expenses are not expected to increase further.

In the opinion of management, with the exception of the ability to borrow money, inflation has not and will not have a material effect on the operations of the Company.

Total assets have increased to $2,596,590 compared with $122,219 in the previous year.

LIQUIDITY AND CAPITAL RESOURCES

The Company remains in the development stage and, since the reorganization between Scientific Energy, Inc.-UT and the Company, has experienced some changes in liquidity, capital resources and stockholder's equity. The Company's balance sheet as of December 31, 2004, and 2003, reflects a current asset value of $1,555,871 and $63,743, respectively, and a total asset value of $2,596,590 and $122,219, respectively. Previous to the reorganization the Company had no assets and was completely inactive.

We have recently raised substantial capital from the public which should be sufficient for our uses for the current year but we may at some later point need to raise additional capital from public or private placements to investors of our common stock and/or other series of preferred stock. However, there can be no assurance that we will be able to obtain capital from a placement of our common stock or whether the funds required by the Company will enable us to further develop our operations. Additionally, there is no guarantee that we will be able to raise capital on terms and conditions which are acceptable to us. The inability to raise additional capital may forestall our growth.

On March 24, and April 6, 2005 the company sold a total of $8, 666,000 gross, $7,911,200 net, of its convertible promissory notes (the "Convertible Promissory Notes") to accredited investors in a private placement of securities (the "Private Placement"). Each $48,000 principal amount of a Convertible Promissory Note will automatically convert into 32,000 shares of the Registrant's Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). Each share of the Series A Preferred Stock is initially convertible into one (1) share of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), which equates to an initial conversion price of $1.50 per share of Common Stock. Also, the Company issued one (1) warrant (a "Warrant") to acquire one (1) share of Series A Preferred Stock for every two shares of Series A Preferred into which the Convertible Promissory Notes are initially convertible. The Warrants shall be exercisable to acquire shares of Series A Preferred Stock upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A Preferred Stock. The Warrants shall be exercisable initially at $1.85 per share of Series A Preferred Stock, subject to adjustment, and shall be exercisable for a period of 5 years.

PLAN OF OPERATION

Our management does not believe that we need any of the net proceeds from the exercise of the warrants and that without those proceeds, we will be able to continue currently planned operations for the next twelve months.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the FASB issued Statement No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets with indefinite lives will no longer be amortized, but will be subject to annual impairment tests in accordance with Statement 142. Other intangible assets will continue to be amortized over their useful lives. The Company is still in the process of evaluating the impact of adopting this pronouncement on its consolidated financial statements; however, it does not believe that the adoption of this pronouncement will have a material impact on the consolidated financial statements.

In August 2001, the FASB issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement is effective for fiscal years beginning after December 31, 2001. This supercedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," while retaining many of the requirements of such statement. We do not believe that this statement will have a material effect on our financial statements.

In April 2002, the FASB, issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, 64, Amendment of FASB Statement No. 13, and Technical Corrections. In addition to amending and rescinding other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions, SFAS No. 145 precludes companies from recording gains and losses from the extinguishment of debt as an extraordinary item. SFAS No. 145 is effective for our first quarter in the fiscal year ending June 30, 2003. The Company does not expect the adoption of this pronouncement to have a material impact on our consolidated results of operations or financial position.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal activity. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not expect the adoption of this pronouncement to have a material effect on the consolidated results of operations or financial position.


                             DESCRIPTION OF PROPERTY

As of the date of this report we do not own any interest in real property. Our corporate headquarters are located at 712 Fifth Avenue, 19th Floor, New York, NY 10019-4108. The Company holds a license for office space in New York and London from Sterling FCS, an aggregate space of approximately 2,000 square feet at a monthly fee of $12,000 a month.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended December 31, 2004, there were no material transactions or relationships between the Company and its management.

                      MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

During the year ended December 31, 2004, our common stock was traded in the Over-The- Counter ("OTC") market and quoted on the Electronic Bulletin Board (the "Bulletin Board"). The trading volume of the common stock is limited. This limited trading volume creates the potential for significant changes in the trading price of the common stock as a result of relatively minor changes in the supply and demand. It is likely that trading prices will fluctuate in the future without regard to our business activities.

The following table presents the high and low bid quotations for the Common Stock as reported by the OTC Bulletin Board for each quarter during the year ended December 31, 2004. During the year, the Company actively conducted the development of its EGC GameCard. However, as of December 31, 2004 the Company had not actively commenced the commercial sale of the EGC GameCard. Such prices reflect inter-dealer quotations without adjustments for retail markup, markdown or commission, and do not necessarily represent actual transactions. There has been no solicitation of the sale or purchase of the Common Stock. The price for the common stock has approximately ranged in price as follows:

YEAR              QUARTER ENDED                   HIGH                    LOW

2002              March 31, 2002                  $1.75                   $0.85
                  June 30, 2002                   $0.42                   $0.02
                  September 30, 2002              $0.07                   $0.03
                  December 31, 2002               $0.02                   $0.01

2003              March 31, 2003                  $5.00                   $5.00
                  June 30, 2003                   $7.00                   $7.00
                  September 30, 2003              $9.00                   $9.00
                  December, 31, 2003              $2.50                   $2.50

2004              March 31, 2004                  $1.95                   $1.65
                  June 30, 2004                   $1.02                   $1.02
                  September 30, 2004              $1.10                   $1.05
                  December, 31, 2004              $2.52                   $2.80

2005              March 31, 2004                  $1.91                   $1.72

To date, the Company is not aware of any significant trading in its shares. Trading of the Company's shares may be subject to certain state and federal restrictions regarding non-national market securities and "Penny Stocks".

COMMON STOCK

The Company's certificate of incorporation provides for the authorization of 100,000,000 shares of Common Stock, par value $0.001 per share. As of April 15, 2005, 25,508,224shares of Common Stock were issued and outstanding, all of which are fully paid and non-assessable. As of April 15, 2005, we estimate that there were 508 shareholders of record of common stock.

Each share of our Common Stock is entitled to one vote. Our stockholders have no pre-emptive rights.

PREFERRED STOCK

As stated above, our Articles of Incorporation are currently being amended to authorize the issuance up to 10,000,000 shares of preferred stock at $0.001 par value.

DIVIDENDS

We have never declared or paid cash dividends on our capital stock, and our board of directors does not intend to declare or pay any dividends on the common stock in the foreseeable future. Our earnings, if any, are expected to be retained for use in expanding our business. The declaration and payment in the future of any cash or stock dividends on the common stock will be at the discretion of the board of directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness and to pay our dividend obligations on securities ranking senior to the common stock, our future earnings, if any, capital requirements, financial condition and such other factors as our board of directors may consider to be relevant from time to time.

TRANSFER AGENT

The transfer agent for our Common Stock is Liberty Transfer Co. located at 274 New York Avenue, Suite B Huntington, New York 11743. Their telephone number is 212 509 4000.


                             EXECUTIVE COMPENSATION

The following table sets forth information for the fiscal year ended December 31, 2004 concerning the compensation paid and awarded to all individuals serving as (a) our chief executive officer, (b) each of our four other most highly compensated executive officers (other than our chief executive officer) at the end of our fiscal year ended December 31, 2004 whose total annual salary and bonus exceeded $100,000 for these periods, and (c) up to two additional individuals, if any, for whom disclosure would have been provided pursuant to
(b) except that the individual(s) were not serving as our executive officers at the end of our fiscal year ended December 31, 2004:

SUMMARY COMPENSATION TABLE

                                                                              Securities
                                               Other Annual    Restricted     Underlying       LTIP       All Other
Name                Year   Salary     Bonus    Compensation    Stock Awards   Options/SARS     Payouts    Compensation
----------------    ----   --------   ------   ------------    ------------   ------------     -------    ------------
John Bentley (1)    2004   $200,000      -0-         -0-              -0-      2,050,001 (2)      -0-          (3)

Lee Cole  (1)       2004        -0-      -0-         -0-              -0-             -0-         -0-          (3)

Linden Boyne (1)    2004   $200,000      -0-         -0-              -0-        300,000 (4)      -0-          (3)

----------

(1) All three executives became officers and directors of the Company in November, 2003.

(2) Mr. Bentley's shares are "founders stock" which he received in August, 2002.

(3) All directors receive a per diem of $1,000 for each Board Meeting attended, plus any incurred travel and lodging expenses.

(4) These options were awarded to Mr. Boyne under the Company's 2002 Equity Compensation Plan.


                   CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURES

None.

                              FINANCIAL STATEMENTS

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)


                                    CONTENTS

                                                                            PAGE
                                                                            ----


FINANCIAL STATEMENTS - DECEMBER 31, 2004 AND 2003

Independent Auditor's Report ................................................F-2

Consolidated Balance Sheets
  December 31, 2004 and 2003 ................................................F-3

Consolidated Statements of Operations for the
  Years Ended December 31, 2004 and 2003
  and the Cumulative Period April 6, 2000 (Inception) to
  December 31, 2004 .........................................................F-5

Statement of Stockholders' Equity for the
  Period From April 6, 2000 (Inception) to December 31, 2004 ................F-6

Consolidated Statements of Cash Flows for the
  Years Ended December 31, 2004 and 2003
  and the Cumulative Period April 6, 2000 (Inception) to
  December 31, 2004 .........................................................F-7

Notes to Consolidated Financial Statements .................................F-10


FINANCIAL STATEMENTS - MARCH 31, 2005 (UNAUDITED)

Consolidated Balance Sheets
  March 31, 2005 (Unaudited) and December 31, 2004 (Audited) ...............F-19

Consolidated Statements of Operations
  For the Three Months Ended March 31, 2005 and 2004 and the
  Cumulative Period April 6, 2000 (Inception) to March 31, 2005 ............F-20

Consolidated Statements of Cash Flows
  For the Three Months Ended March 31, 2005 and 2004 and the
  Cumulative Period April 6, 2000 (Inception) to March 31, 2005 ............F-21

Notes to Consolidated Financial Statements .................................F-23

                          INDEPENDENT AUDITOR'S REPORT

ELECTRONIC GAME CARD, INC.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Electronic Game Card, Inc. (a development stage company) as of December 31, 2004 and 2003, and the related statements of operations and cash flows for the years ended December 31, 2004 and 2003 and the cumulative period April 6, 2000 (inception) to
December 31, 2004, and the statement of stockholders' equity for the period April 6, 2000 (Inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electronic Game Card, Inc. (Formerly Scientific Energy, Inc.) (a development stage company) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and the cumulative period April 6, 2000 (Inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully Submitted,


Robison Hill

CERTIFIED PUBLIC ACCOUNTANTS

Salt Lake City, Utah
April 19, 2005

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS



                                                           December 31,
                                                  ----------------------------
                                                      2004            2003
                                                  ------------    ------------

ASSETS:

CURRENT ASSETS:
     Cash & Cash Equivalents                      $  1,082,558    $      6,732
     Accounts Receivable                                80,250              --
     Deposit on Inventory                              141,800              --
     Prepaid Expense                                        --           6,873
     Value Added Tax Receivable                         46,235           7,868
     Related Party Receivable                           61,560              --
     Note Receivable                                   143,468          42,270
                                                  ------------    ------------
          Total Current Assets                       1,555,871          63,743
                                                  ------------    ------------

PROPERTY AND EQUIPMENT:
     Plant and Machinery Equipment                       7,185           6,015
     Office Equipment                                   58,987           8,598
     Furniture & Fixtures                                  366              --
     Less: Accumulated Depreciation                    (25,819)         (6,177)
                                                  ------------    ------------
          Net Fixed Assets                              40,719           8,436
                                                  ------------    ------------

OTHER ASSETS
     Investment in Joint Venture                     1,000,000              --
     Net Assets of Discontinued Operations                  --          50,040
                                                  ------------    ------------

TOTAL ASSETS                                      $  2,596,590    $    122,219
                                                  ============    ============

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS
                                   (Continued)



                                                           December 31,
                                                   ----------------------------
                                                       2004            2003
                                                   ------------    ------------

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Accounts Payable                              $    620,736    $    297,357
     Accrued Payroll Liabilities                         41,087         101,388
     Unearned Revenue                                    62,370              --
                                                   ------------    ------------
          Total Current Liabilities                     724,193         398,745
                                                   ------------    ------------

NON-CURRENT LIABILITIES:
     Long Term Note Payable                                  --         912,205
                                                   ------------    ------------
          Total Non-Current Liabilities                      --         912,205
                                                   ------------    ------------

Net Liabilities of Discontinued Operations                   --           6,785
                                                   ------------    ------------

     TOTAL LIABILITIES                                  724,193       1,317,735
                                                   ------------    ------------

STOCKHOLDERS' EQUITY
Common Stock, Par Value $.001,
     Authorized 100,000,000 shares
     Issued 24,936,928 and 13,823,062 shares at
     December 31, 2004 and 2003                          24,937          13,823
Paid-In Capital                                      12,207,471              --
Stock Subscription Receivable                          (139,189)             --
Currency Translation Adjustment                        (513,178)       (118,441)
Retained Deficit                                       (157,495)       (157,495)
Deficit Accumulated During the Development Stage     (9,550,149)       (933,403)
                                                   ------------    ------------

     TOTAL STOCKHOLDERS'S EQUITY                      1,872,397      (1,195,516)
                                                   ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS'S EQUITY        $  2,596,590    $    122,219
                                                   ============    ============


The accompanying notes are an integral part of these financial statements.

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                   Cumulative
                                                                                      Since
                                                                                  April 6, 2000
                                                        For the Year Ended         Inception of
                                                           December 31,            Development
                                                       2004            2003           Stage
                                                   ------------    ------------    ------------
Revenue:                                           $     80,250    $      8,317    $     88,567
Cost of Good Sold                                        53,703          13,452          67,155
                                                   ------------    ------------    ------------
Gross Income (Loss)                                      26,547          (5,135)         21,412
                                                   ------------    ------------    ------------

Expenses:
Selling and Marketing Expense                         1,049,691          30,514       1,124,044
General & Administrative                                959,566         178,612       1,235,369
Consulting Expenses                                   1,565,641         178,456       1,960,969
Salaries and Wages                                      978,295         145,451       1,156,328
Compensation from issuance of Options/Warrants        4,099,852              --       4,099,852
                                                   ------------    ------------    ------------
     Total Operating Expenses                         8,653,045         533,033       9,576,562

     Loss from Operations                            (8,626,498)       (538,168)     (9,555,150)
                                                   ------------    ------------    ------------

Other Income (Expense)
Interest, Net                                            10,853          (2,167)          7,767
Settlement of Litigation                                 42,154              --          42,154
                                                   ------------    ------------    ------------

     Net Loss from Operations before Taxes           (8,573,491)       (540,335)     (9,505,229)

Income Taxes                                                 --            (455)           (455)
                                                   ------------    ------------    ------------

     Net Loss from Operations                        (8,573,491)       (540,790)     (9,505,684)

Discontinued Operations:
     Net Loss from discontinued operations
        net of tax effects of $0                         (6,928)         (1,210)         (8,138)
     Loss on disposal of discontinued operations
        net of tax effects of $0                        (36,327)             --         (36,327)
                                                   ------------    ------------    ------------

     Total Loss from Discontinued Operations            (43,255)         (1,210)        (44,465)

     Net Loss                                      $ (8,616,746)   $   (542,000)   $ (9,550,149)
                                                   ============    ============    ============
Basic & Diluted Loss Per Share:
     Continuing Operations                         $      (0.38)   $      (0.04)
     Discontinued Operations                                 --              --
                                                   ------------    ------------
                                                   $      (0.38)   $      (0.04)
                                                   ============    ============
Weighted Average Shares                              22,971,539      12,777,700
                                                   ============    ============


The accompanying notes are an integral part of these financial statements.


                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD APRIL 6, 2000 (INCEPTION) TO DECEMBER 31, 2004


                                                                                           Share
                                                  Common Stock             Paid-In      Subscription    Currency
                                              Shares       Par Value       Capital       Receivable    Translation
                                           ------------   ------------   ------------   ------------   ------------
August 2, 2002, Shares Issued for
 Services                                    12,696,595   $     12,697   $         --   $         --   $         --

Currency Translation                                 --             --             --             --        (25,927)
Net Loss                                             --             --             --             --             --
                                           ------------   ------------   ------------   ------------   ------------
Total Comprehensive Income                           --             --             --             --        (25,927)
                                           ------------   ------------   ------------   ------------   ------------

Balance December 31, 2002                    12,696,595         12,697             --             --        (25,927)

December 5, 2003, Shares Issued in
  connection with Reverse Acquisition of
  Scientific Energy, Inc.                     1,126,467          1,126             --             --             --

Currency Translation                                 --             --             --             --        (92,514)
Net Loss                                             --             --             --             --             --
                                           ------------   ------------   ------------   ------------   ------------
Total Comprehensive Income                           --             --             --             --        (92,514)
                                           ------------   ------------   ------------   ------------   ------------

Balance December 31, 2003                    13,823,062         13,823             --             --       (118,441)


                                                              Deficit
                                                            Accumulated
                                                               Since
                                                           April 6, 2000       Total
                                                            Inception of   Stockholders'
                                             Retained       Development       Equity
                                              Deficit          Stage         (Deficit)
                                           ------------    ------------    ------------
August 2, 2002, Shares Issued for
 Services                                  $    (12,539)   $         --    $        158

Currency Translation                                 --              --         (25,927)
Net Loss                                             --        (391,403)       (391,403)
                                           ------------    ------------    ------------
Total Comprehensive Income (loss)                    --        (391,403)       (417,330)
                                           ------------    ------------    ------------

Balance December 31, 2002                       (12,539)       (391,403)       (417,172)

December 5, 2003, Shares Issued in
  connection with Reverse Acquisition of
  Scientific Energy, Inc.                      (144,956)             --        (143,830)

Currency Translation                                 --              --         (92,514)
Net Loss                                             --        (542,000)       (542,000)
                                           ------------    ------------    ------------
Total Comprehensive Income (loss)                    --        (542,000)       (634,514)
                                           ------------    ------------    ------------
Balance December 31, 2003                      (157,495)       (933,403)     (1,195,516)

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD APRIL 6, 2000 (INCEPTION) TO DECEMBER 31, 2004
                                   (Continued)


                                                                                      Stock
                                            Common Stock              Paid-In      Subscription     Currency
                                       Shares        Par Value        Capital       Receivable     Translation
                                    ------------   ------------    ------------    ------------    ------------
Balance December 31, 2003             13,823,062   $     13,823    $         --    $         --    $   (118,441)

Stock issued in exchange for cash      6,853,750          6,854       6,846,896              --              --
Cost of private placement                     --       (743,483)             --              --              --
Stock issued in exchange for cash      2,171,594          2,172       1,083,625              --              --
Stock issued for Fundraising           1,174,000          1,174          (1,174)             --              --
Compensation for Options/Warrants             --             --       3,951,863              --              --
Warrants exercised for cash              343,666            344         343,322              --              --
Warrants exercised for stock              75,892             76         147,913              --              --
Options exercised for cash               100,000            100          99,900              --              --
Stock sold for cash                       50,000             50          24,950              --              --
Stock sold for cash                      215,250            215         338,974        (139,189)             --
Stock issued for services                114,800            115         114,685              --              --
Stock sold for cash                       14,914             14              --              --              --
Currency Translation                          --             --              --              --        (394,737)
Net Loss                                      --             --              --              --              --
                                    ------------   ------------    ------------    ------------    ------------
Total Comprehensive Income (loss)             --             --              --              --        (394,737)
                                    ------------   ------------    ------------    ------------    ------------

Balance December 31, 2004             24,936,928   $     24,937    $ 12,207,471    $   (139,189)   $   (513,178)
                                    ============   ============    ============    ============    ============


                                                     Deficit
                                                    Accumulated
                                                       Since
                                                    April 6, 2000      Total
                                                    Inception of    Stockholders'
                                     Retained       Development        Equity
                                      Deficit          Stage          (Deficit)
                                    ------------    ------------    ------------
Balance December 31, 2003           $   (157,495)   $   (933,403)   $ (1,195,516)

Stock issued in exchange for cash             --              --       6,853,750
Cost of private placement                     --        (743,483)
Stock issued in exchange for cash             --              --       1,085,797
Stock issued for Fundraising                  --              --              --
Compensation for Options/Warrants             --              --       3,951,863
Warrants exercised for cash                   --              --         343,666
Warrants exercised for stock                  --              --         147,989
Options exercised for cash                    --              --         100,000
Stock sold for cash                           --              --          25,000
Stock sold for cash                           --              --         200,000
Stock issued for services                     --              --         114,800
Stock sold for cash                           --              --              14
Currency Translation                          --              --        (394,737)
Net Loss                                      --      (8,616,746)     (8,616,746)
                                    ------------    ------------    ------------
Total Comprehensive Income (loss)             --      (8,616,746)     (9,011,483)
                                    ------------    ------------    ------------

Balance December 31, 2004           $   (157,495)   $ (9,550,149)   $  1,872,397
                                    ============    ============    ============


The accompanying notes are an integral part of these financial statements.

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                     Cumulative
                                                                                        Since
                                                                                    April 6, 2000
                                                         For the Year Ended         Inception of
                                                             December 31,            Development
                                                         2004            2003           Stage
                                                     ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                             $ (8,616,746)   $   (542,000)   $ (9,550,149)

Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
Depreciation                                               19,642           4,831          25,818
Stock Issued for Expenses                                 114,800              --         114,959
Compensation for Options/Warrants                       3,951,863              --       3,951,863
Cashless exercise of Warrants                             147,989              --         147,989
Foreign Currency Translation                             (394,737)        (86,642)       (513,178)
Net Loss from Discontinued Operations                          --           1,210           8,138
Loss on Disposal of Operations                             36,327              --          36,327
Change in operating assets and liabilities:
(Increase) Decrease in Accounts Receivable                (80,250)            -           (80,250)
(Increase) Decrease in Deposit on Inventory              (141,800)            -          (141,800)
(Increase) Decrease in Prepaid Expenses                     6,873          (6,873)             --
(Increase) Decrease in Value Added Tax Receivable         (38,367)          3,629         (46,235)
Increase (Decrease) in Accounts Payable                   323,379          68,296         551,144
Increase (Decrease) in Accrued Payroll Liabilities        (60,301)         85,988          41,087
Increase (Decrease) in Unearned Revenue                    62,370              --          62,370
                                                     ------------    ------------    ------------
  Net Cash Used in continuing activities               (4,668,958)       (471,561)     (5,391,917)
  Net Cash Used in discontinued activities                  6,982          (1,250)         (1,250)
                                                     ------------    ------------    ------------
  Net Cash Used in operating activities                (4,661,976)       (472,811)     (5,393,167)
                                                     ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash Acquired in Merger                                        --           3,834           3,834
Purchase of Plant and Machinery Equipment                  (1,170)             --          (7,185)
Purchase of Office Equipment                              (50,389)         (1,589)        (58,987)
Purchase of Furniture & Fixture                              (366)             --            (366)
Investment in Joint Venture                            (1,000,000)             --      (1,000,000)
                                                     ------------    ------------    ------------
Net cash provided by investing activities              (1,051,925)          2,245      (1,062,704)
                                                     ------------    ------------    ------------

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)


                                                                                    Cumulative
                                                                                       Since
                                                                                   April 6, 2000
                                                        For the Year Ended          Inception of
                                                            December 31,            Development
                                                        2004            2003            Stage
                                                    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Common Stock                             7,864,339              --       7,864,339
Amount Loaned on Related Party Receivable                (61,560)             --         (61,560)
Amount Loaned on Note Receivable                        (101,198)        (42,270)       (143,468)
Payment on Long-Term Note Payable                       (932,100)        (37,307)       (969,407)
Proceeds from Long-Term Note Payable                      19,895         542,966         848,174
                                                    ------------    ------------    ------------
  Net Cash Provided by Financing Activities            6,789,376         463,389       7,538,078
                                                    ------------    ------------    ------------

Net (Decrease) Increase in Cash                        1,075,475          (7,177)      1,082,207
Foreign Exchange Effect on Cash                              351              --             351
Cash at Beginning of Period                                6,732          13,909              --
                                                    ------------    ------------    ------------
Cash at End of Period                               $  1,082,558    $      6,732    $  1,082,558
                                                    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                          $      2,948    $      1,453    $      1,470
  Income taxes                                      $         --    $        455    $        455


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

On May 5, 2003, the Company acquired in a reverse acquisition of Electronic Game Card Marketing $1,735 in cash, accounts payable of $69,646 and a long-term note payable of $121,233, in exchange for all of the Company's outstanding common stock.

On December 5, 2003, the Company acquired in a reverse acquisition of Scientific Energy, Inc. $2,099 in cash, technology valued at $50,000, accounts payable of $5,595 and a note payable to a shareholder of $1,095.

During 2004, the Company issued 114,800 shares of stock in exchange for services.

During 2004, the Company issued 75,892 shares of stock in exchange for the cashless exercise of warrants. In connection with this cashless exercise the Company recorded compensation in the amount of $147,913.

During 2004, the Company issued options and warrants with an exercise price below fair market value as a result the Company has recorded Compensation in the amount of $3,951,863. The accompanying notes are an integral part of these financial statements.

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for Electronic Game, Inc. (a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

NATURE OF OPERATIONS AND GOING CONCERN

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of approximately $9,550,149 for the period from April 6, 2000 (inception) to December 31, 2004.

The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in developing its products, and market penetration and profitable operations from sale of its electronic game cards.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern." While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated under the laws of the United Kingdom on April 6, 2000, under the name of Electronic Game Card, Ltd. Until 2002, the Company remained dormant and had no operations. On May 5, 2003, the Company entered into an agreement whereby it acquired 100% of the outstanding stock of Electronic Game Card Marketing, a Delaware Company.

On December 5, 2003, the Company acquired 100% of the outstanding stock of the Electronic Game Card, Inc in a reverse acquisition. At this time, a new reporting entity was created and the name of the Company was changed to Electronic Game Card, Inc.

As of December 31, 2003, the Company is in the development stage and has not begun planned principal operations.

PRINCIPALS OF CONSOLIDATION

The consolidated financial statements include the accounts of the following companies:

     o Electronic Game Card, Inc. (Formerly Scientific Energy, Inc.) ( Nevada Corporation)

     o    Electronic Game Card, Ltd. (United Kingdom Corporation)

     o    Electronic Game Card Marketing (A Delaware Corporation)

The results of subsidiaries acquired during the year are consolidated from their effective dates of acquisition. All significant intercompany accounts and transactions have been eliminated.

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NATURE OF BUSINESS

The Company plans to engage in the development, marketing, sale and distribution of recreational electronic software which primarily targeted towards lottery and sales promotion markets through its Great Britain subsidiary.

CONCENTRATION OF CREDIT RISK

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

DEPRECIATION

Fixed assets are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets as follows:


                     Asset                              Rate
------------------------------------------------ -------------------

Plant and Machinery Equipment                           3 years
Office Equipment                                        3 years

Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

Depreciation Expense for the two years ending December 31, 2004 and 2003, were $19,642 and 4,831.

Revenue recognition

Revenue is recognized from sales of product at the time of shipment to customers.

ADVERTISING COSTS

Advertising costs are expensed as incurred. As of December 31, 2004 and 2003, advertising costs were $1,009,553 and $13,064, respectively.

FOREIGN CURRENCY TRANSLATION

The Company's functional currency is the British Pound and the reporting currency is the U.S. Dollar. All elements of financial statements are translated using a current exchange rate. For assets and liabilities, the exchange rate at the balance sheet date is used. Stockholders' Equity is translated using the historical rate. For revenues, expenses, gains and

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

losses the weighted average exchange rate for the period is used. Translation gains and losses are included as a separate component of stockholders' equity. Gain and losses resulting from foreign currency transactions are included in net income.

PERVASIVENESS OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER SHARE

Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. As of December 31, 2004, the Company had 4,371,800 option and warrants outstanding to purchase up to 4,371,800 shares of common stock. However, the effect of the Company's common stock equivalents would be anti-dilutive for December 31, 2004 and 2003 and are thus not considered.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

STOCK COMPENSATION FOR NON-EMPLOYEES

The Company accounts for the fair value of its stock compensation grants for non-employees in accordance with FASB Statement 123. The fair value of each grant is equal to the market price of the Company's stock on the date of grant if an active market exists or at a value determined in an arms length negotiation between the Company and the non-employee.

NOTE 2 - INCOME TAXES

The Company is subject to income taxes in the United States of America, United Kingdom, and the state of New York. As of December 31, 2003, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $6,308,687 in the United States and $3,503,438 in the United Kingdom that may be offset against future taxable income through 2023. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount. For the years ending December 31, 2004 and 2003 income tax expense was $0 and $455.

NOTE 3 - DEVELOPMENT STAGE COMPANY

The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 3 - DEVELOPMENT STAGE COMPANY (Continued)

of liabilities in the normal course of business. However, as of December 31, 2004, the Company did not have significant cash or other material assets, nor did it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

NOTE 4 - NOTES RECEIVABLE

As of December 31, 2004 and 2003, the Company has the following amounts owed to the Company:

2004 2003
Note Receivable, Interest equal to LIBOR, due upon demand -- $ 31,602 Note Receivable, no interest, due upon demand interest imputed using the 12 month average of

   1 month LIBOR rate of 1.544                        143,468     10,668
                                                     --------   --------
Total Note Receivable                                $143,468   $ 42,270
                                                     ========   ========

NOTE 5 - LONG-TERM NOTES PAYABLE

As of December 31, 2004 and 2003, the Company has the following amounts due:


                                                     2004            2003
                                                  ----------      ----------
Note Payable, Interest equal to LIBOR,
     due within 14 days of Company
     initiating public offering or due
     on demand, secured by all assets
     of the Company                               $       --      $  883,402

Note Payable, Interest equal to LIBOR,
     due November 2, 2004 or 14 days
     of Company initiating public offering,
     secured by assets of the Company                     --          28,803
                                                  ----------      ----------

Total Long-Term Debt                              $       --      $  912,205
                                                  ==========      ==========

NOTE 6 - RELATED PARTY TRANSACTIONS

As at December 31, 2004 and 2003, shareholder payables include approximately $0 and $1,090 owing to a shareholder.

During the years ended December 31, 2004 and 2003, the Company has certain related party receivables due on demand and are non-interest bearing. In previous years, the Company and its subsidiaries had borrowed from the same companies in excess of $1 million with little or no interest, see long-term notes payable, Note 5. As of December 31, 2004 and 2003, $61,560 and $0, is still owed to the Company.

During the year ended December 31, 2004 the Company terminated an employee and as part of the termination agreement paid $125,000 for 215,250 common stock options. The $125,000 has been recorded in the accompanying statement of operations as salaries and wages.

NOTE 7- COMMON STOCK TRANSACTIONS

On August 2, 2002, the Company issued 99 shares at 1.00 British Pound or the equivalent of $1.60, these shares were

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 7- COMMON STOCK TRANSACTIONS (Continued)

later forward split to 12,696,595 shares in connection with the acquisition of Scientific Energy and it was recorded by $12,539 credit to common stock of and a debit to retained earnings of $12,539. All references to stock reflect the stock split.

On December 5, 2003, an additional 1,126,467 shares were issued to the previous owners of Scientific Energy, Inc. and for the conversion of a note payable of $31,344.

On February 20, 2004, the Company issued 6,853,750 common shares and 3,426,875 warrants for $1.00 per share.

On October 12, 2004 the Company entered into a subscription agreement with Scientific Games International, Inc. to purchased Two Million One Hundred Seventy-One Thousand Five Hundred Ninety-Four (2,171,594) shares of newly-issued common stock, par value $0.001 per share of the Company for an aggregate purchase price of $1,085,797.50.

During 2004 the Company issued 419,558 shares of common stock from warrants in exchange for $343,666 in cash.

During 2004 the Company issued 380,164 shares of common stock from the execution of options in exchange for $463,974 in cash.

During 2004 the Company issued 1,174,000 shares of common stock for private placement fundraising services.

During 2004 the Company issued 114,880 shares of common stock in exchange for services.

NOTE 8 - STOCK OPTIONS /WARRANTS

The Company has adopted a stock compensation plan entitled the 2002 Equity Compensation Plan. Pursuant to this 2002 Equity Compensation Plan, grants of shares can be made to(i) designated employees of Electronic Game Card Inc. (the "Company") and its subsidiaries including Electronic Game Card Ltd, (ii) certain advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified options, share appreciation rights, restricted shares, dividend equivalent rights and cash awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

The 2002 Equity Compensation Plan provides for options equivalent up to 10% of the issued share capital of the company to be offered. The original exercise price of the options was equal to one half the price at which the Common Stock is issued at the first public offering, however, subsequent to the adoption of the 2002 Equity Compensation Plan the board determined that the exercise price would be issued from a range of $0.50 to $2.00 per option. Those eligible to participate in this plan are entitled to vest 25% of the stock offered in this option for each six months of service with the Company. After vesting the exercise of these options must be done within ten years of the option date. As of December 31, 2004, 1,190,000 of a total possible of 1,200,000 options have been distributed. No further stock option plans have been instituted. During 2004 the Company recorded $110,700 in compensation expense in connection with options granted pursuant to this plan.

In connection with a private placement on February 20, 2004, the Company issued 3,426,875 warrants. Each warrant is exercisable for a period of five years at a price of $1.00 for one share of common stock. The warrants were determined to have no value at the time of their issuance.

In addition, on February 20, 2004, the Company issued additional warrants as consideration for assistance in placing the common stock pursuant to the private placement. The warrants were issued as follows: 1) Warrants to purchase up to 353,750 shares of common stock at an exercise price of $1.00 per share were granted to Middlebury Capital LLC. These

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8 - STOCK OPTIONS /WARRANTS (Continued)

were granted as compensation for placement agents for the private placement. These are exercisable through February 20, 2009. 2) Warrants to purchase up to 32,000 shares of common stock at an exercise price of $1.00 per share were granted to National Securities, Inc. These were granted as compensation for placement agents for the common stock. These are exercisable through February 20, 2009. 3) Warrants to purchase up to 200,000 shares of common stock at an exercise price of $1.00 per share were granted to First Securities USA, Inc. These were granted as compensation for placement agents for the common stock. These are exercisable through February 20, 2009. 4) Warrants to purchase up to 86,250 shares of common stock at an exercise price of $1.00 per share were granted to IQ Ventures. These were granted as compensation for placement agents for the common stock. These are exercisable through February 20, 2009.
The company has agreed that warrant holders could elect to convert their warrants by a cashless exercise. This provision permits the warrant holder to cancel one half of the warrants at the then current share price to receive the balance of the warrants in Common Stock without payment to the company. In 2004 the Company has recorded $3,961,072 in compensation expense in connection with the granting and cashless provision of the warrants detailed above.
The following table sets forth the options and warrants outstanding as of December 31, 2004.

                                                                 Weighted
                                                     Option /     Average       Weighted
                                                    Warrants     Exercise        Average
                                                     Shares       Price        Fair Value
                                                   ----------   ----------     ----------
Options/Warrants outstanding, December 31, 2003      776,164    $     0.50

Granted, Exercise price more than fair value         248,000    $     1.50     $   1.40
Granted, Exercise price less than fair value       4,147,358    $     0.20     $   1.90
Expired                                                   --                   $     --
Exercised                                           (799,722)   $     1.01
                                                   ----------   ----------

Options/Warrants outstanding, December 31, 2004    4,371,800    $     1.00
                                                   ==========   =========

The following table sets forth the options and warrants outstanding as of December 31, 2003.

                                                               Weighted
                                                   Option /     Average       Weighted
                                                   Warrants     Exercise      Average
                                                    Shares       Price       Fair Value
                                                  ----------   ----------    ----------
Options/Warrants outstanding, December 31, 2002      669,000   $     0.50

Granted, Exercise price more than fair value         107,164   $     0.50    $     .50
Granted, Exercise price less than fair value              --           --
Expired                                                   --           --
Exercised                                                 --           --
                                                  ----------   ----------

Warrants outstanding, December 31, 2003              776,164   $     0.50
                                                  ==========   ==========

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8 - STOCK OPTIONS /WARRANTS (Continued)

A summary of the options and warrants outstanding as of December 31, 2004 by range of exercise prices is shown as follows:

                                                      Weighted-       Weighted-
                         Weighted-     Shares/         Average         Average
             Shares /     Average      Warrants    Exercise Price    Contractual
Exercise     Warrants    Exercise     Currently       Currently       Remaining
 Price     Outstanding     Price     Exercisable     Exercisable         Life
--------   -----------   ---------   -----------   --------------    -----------
$ 0.50        519,000     $ 0.50        519,000          $ 0.50       10 years
$ 1.00        123,000     $ 1.00        123,000          $ 1.00       10 years
$ 2.00        125,000     $ 2.00         31,250          $ 2.00       10 years
$ 1.00      3,604,800     $ 1.00      3,604,800          $ 1.00        5 years

NOTE 9 - DISCONTINUED OPERATIONS

On December 5, 2003, the Company entered into an agreement with Scientific Energy, Inc. (Utah), that upon completion, 100% (20,000,000 shares) of the Scientific Energy's shares would be returned, and the Company would cease to be a wholly owned subsidiary of Electronic Game Card, Inc. On November, 30 the Company completed the disposal of the discontinued operations.

The assets and liabilities of Scientific Energy, Inc. (Utah) to be disposed of consisted of the following:

                              November 30,  December 31,
                                  2004          2003
                               ----------   ----------

Cash                           $       40   $       40
Intangibles                        50,000       50,000
                               ----------   ----------
Total Assets                       50,040       50,040
                               ----------   ----------

Accounts Payable                   11,978        5,595
Income Tax Payable                    100          100
Shareholder Loan                    1,635        1,090
                               ----------   ----------
Total Liabilities                  13,713        6,785
                               ----------   ----------

Net Assets to be Disposed of   $   36,327   $   43,255
                               ==========   ==========

Net assets and liabilities to be disposed of have been separately classified in the accompanying consolidated balance sheet at December 31, 2003.

Operating results of this discontinued operation for the years ended December 31, 2004 and 2003 are shown separately in the accompanying consolidated statement of operations. The operating results of the discontinued operations for the years ended December 31, 2004 and 2003 consist of:

                                         2004          2003
                                      ----------    ----------
General and Administrative Expenses   $    5,913    $       20
Interest Expense                           1,013         1,090
Tax Expense                                   --           100
                                      ----------    ----------
Net Loss                              $   (6,926)   $   (1,210)
                                      ==========    ==========

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 10 - SETTLEMENT OF LITIGATION INCOME

Electronic Game Card, Ltd. was a party to a lawsuit brought in the Central London County Court by a former consultant. The claim was for arrears of remuneration totaling $49,117 (27,625UK), remuneration for six months' notice period of $57,341 (32,250UK) to be assessed in relation to the Senior Executive Bonus Scheme, interest, costs and "further or other relief" arising from EGC's alleged breaches of a written agreement. In conjunction, EGC filed a counterclaim which seeks damages in excess of $26,670 but limited to $88,900 and interest. The claims were settled on the basis of a Consent Order dated November 13, 2004.

As a result of the Consent Order the Company provided payment in the amount of $51,734 (27,000UK). In the accompanying Consolidated Statement of Operations income from settlement of litigation has been recognized in the amount of $42,154, which is the accruals that were previously booked less the final judgment.

NOTE 11 - COMMITMENTS

On September 1, 2004, the Company entered into a lease agreement with a related party for office space in London on a one year lease agreement. The terms for the agreement required a monthly rent of $5,748 (3,000UK). The total minimum lease payments for the year ended December 31, 2005 is $45,984.

NOTE 12 - JOINT VENTURE

On October 12, 2004, the Company entered into a joint venture agreement with Scientific Games International, Inc. ("SciGames:), to exclusively market and promote the Company's Electronic Game Card product worldwide to national and state lotteries. SciGames purchased Two Million One Hundred Seventy-One Thousand Five Hundred Ninety-Four (2,171,594) shares of newly-issued common stock, par value $0.001 per share of the Company for an aggregate purchase price of $1,085,797.50 pursuant to a subscription agreement dated October 12, 2004. At the closing, the Company contributed One Million Dollars ($1,000,000) to the joint venture. The closing was completed on November 12, 2004 when the funds cleared into the joint venture's account. As of December 31, 2004 no other transactions have occurred in the joint venture.

NOTE 13 - SUBSEQUENT EVENTS

On March 24, and April 6, 2005, the Registrant sold a total of $8,666,000 Convertible Promissory Notes to accredited investors in a private placement of securities. Each $48,000 principal amount of a Convertible Promissory Note will automatically convert into 32,000 shares of the Registrant's Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A Preferred Stock. Each share of the Series A Preferred Stock is initially convertible into one (1) share of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), which equates to an initial conversion price of $1.50 per share of Common Stock. The Convertible Promissory Notes may be converted, at the purchaser's discretion, directly into Common Stock on an as-converted-into-Series-A-Preferred-Stock basis, whether or not the Series A Preferred Stock is authorized and issued, and are immediately convertible for such purpose. Consequently, each Convertible Promissory Note is convertible ultimately into an aggregate of 32,000 shares of Common Stock. Also, the Registrant issued one (1) warrant (a "Warrant") to acquire one (1) share of Series A Preferred Stock for every two shares of Series A Preferred into which the Convertible Promissory Notes are initially convertible. The Warrants shall be exercisable to acquire shares of Series A Preferred Stock upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A Preferred Stock. The Warrants shall be exercisable initially at $1.85 per share of Series A Preferred Stock, subject to adjustment, and shall be exercisable for a period of 5 years. In addition, at the option of the holder, each Warrant is also immediately exercisable directly to acquire, instead of shares of Series A Preferred Stock, shares of Common Stock on an as-converted-from-Series-A-Preferred-Stock basis, whether or not the Series A Preferred Stock is

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

NOTE 13 - SUBSEQUENT EVENTS (Continued)

ever authorized or issued. Unexercised Warrants shall expire earlier upon notice by the Company to the holders of the Warrants following any consecutive 30-day trading period during which the Common Stock trades on its principal market at a price at or above three (3) times the then applicable exercise price with average daily volume of at least 100,000 shares (subject to adjustment of such trading volume threshold in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events).

                              FINANCIAL STATEMENTS
                      FOR THE QUARTER ENDED MARCH 31, 2005
                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                           CONSOLIDATED BALANCE SHEETS

                                                  (Unaudited)
                                                   March 31,        December 31,
                                                     2005              2004
                                                  -----------       -----------
ASSETS:

CURRENT ASSETS:

     Cash & Cash Equivalents                      $ 7,937,231       $ 1,082,558
     Accounts Receivable                              154,500            80,250
     Deposit on Inventory                              72,852           141,800
     Value Added Tax Receivable                        35,162            46,235
     Related Party Receivable                         118,430            61,560
     Note Receivable                                    1,425           143,468
                                                  -----------       -----------
          Total Current Assets                      8,319,600         1,555,871

PROPERTY AND EQUIPMENT:
     Plant and Machinery Equipment                      7,185             7,185
     Office Equipment                                  62,806            58,987
     Furniture & Fixtures                                 366               366
     Less: Accumulated Depreciation                   (31,255)          (25,819)
                                                  -----------       -----------
          Net Fixed Assets                             39,102            40,719

OTHER ASSETS
     Investment in Joint Venture                      994,063         1,000,000
                                                  -----------       -----------

TOTAL ASSETS                                      $ 9,352,765       $ 2,596,590
                                                  ===========       ===========

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES:

     Accounts Payable                              $    403,669    $    620,736
     Related Party Payable                               97,500              --
     Accrued Payroll Liabilities                             --          41,087
     Unearned Revenue                                        --          62,370
                                                   ------------    ------------
          Total Current Liabilities                     501,169         724,193

NON-CURRENT LIABILITIES:
     Convertible Note Payable, net                    7,774,095              --
     Interest Payable                                     9,686              --
          Total Non-Current Liabilities               7,783,781              --
                                                   ------------    ------------
     TOTAL LIABILITIES                                8,284,950         724,193

STOCKHOLDERS' EQUITY
Common Stock, Par Value $.001,
     Authorized 100,000,000 shares
     Issued 25,071,862 and 24,936,928 shares at
     March 31, 2005 and December 31, 2004                25,072          24,937
Paid-In Capital                                      12,323,304      12,207,471
Stock Subscription Receivable                                --        (139,189)
Currency Translation Adjustment                        (646,576)       (513,178)
Retained Deficit                                       (157,495)       (157,495)
Deficit Accumulated During the Development Stage    (10,476,490)     (9,550,149)
                                                   ------------    ------------

     TOTAL STOCKHOLDERS'S EQUITY                      1,067,815       1,872,397

TOTAL LIABILITIES AND STOCKHOLDERS'S EQUITY        $  9,352,765    $  2,596,590
                                                   ============    ============


The accompanying notes are an integral part of these financial statements.

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                    Cumulative
                                                                                      Since
                                                                                  April 6, 2000
                                                    For the Three Months Ended     Inception of
                                                             March 31,              Development
                                                       2005            2004           Stage
                                                   ------------    ------------    ------------
Revenue:                                           $    136,635    $     80,250    $    225,202
Cost of Good Sold                                       114,060              --         181,215
                                                   ------------    ------------    ------------
Gross Profit (Loss)                                      22,575          80,250          43,987
Expenses:
Selling and Marketing Expense                            53,436         180,361       1,177,480
General & Administrative                                611,200          80,805       1,846,569
Consulting Expenses                                      92,682         349,780       2,053,651
Salaries and Wages                                      214,142         166,722       1,370,470
Compensation from issuance of Options/Warrants               --              --       4,099,852
                                                   ------------    ------------    ------------
     Total Operating Expenses                           971,460         777,668      10,548,022

     Loss from Operations                              (948,885)       (697,418)    (10,504,035)
                                                   ------------    ------------    ------------

Other Income (Expense)
Currency Translation                                    106,905              --         106,905
Interest, Net                                           (84,361)            479         (76,594)
Settlement of Litigation                                     --              --          42,154
                                                   ------------    ------------    ------------
Net Loss from Continuing Operations before Taxes       (926,341)       (696,939)    (10,431,570)

Income Taxes                                                 --              --            (455)

     Net Loss from Continuing Operations               (926,341)       (696,939)    (10,432,025)
                                                   ------------    ------------    ------------

Discontinued Operations:
     Net Loss from discontinued operations
        net of tax effects of $0                             --          (4,309)         (8,138)
     Loss on disposal of discontinued operations
        net of tax effects of $0                             --              --         (36,327)

     Total Loss from Discontinued Operations                 --          (4,309)        (44,465)
                                                   ------------    ------------    ------------

     Net Loss                                      $   (926,341)   $   (701,248)   $(10,476,490)
                                                   ------------    ------------    ------------

Basic & Diluted Loss Per Share:
     Continuing Operations                         $      (0.04)   $      (0.04)
     Discontinued Operations                                 --              --
                                                   $      (0.04)   $      (0.04)
Weighted Average Shares                              24,955,613       16,838,712


The accompanying notes are an integral part of these financial statements

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)
                                   (Unaudited)


                                                                                     Cumulative
                                                                                        Since
                                                                                    April 6, 2000
                                                     For the Three Months Ended      Inception of
                                                              March 31,              Development
                                                        2005            2004            Stage
                                                    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                            $   (926,341)   $   (701,248)   $(10,476,490)
                                                    ------------    ------------    ------------

Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities:
Depreciation                                               5,806          12,192          31,624
Stock Issued for Expenses                                     --              --         114,959
Compensation for Options/Warrants                             --              --       3,951,863
Cashless exercise of Warrants                                 --              --         147,989
Foreign Currency Translation                                  --        (115,457)       (513,178)
Net Loss from Discontinues Operations                         --           4,309           8,138
Loss on Disposal of Operations                                --              --          36,327
Amortization of Interest Expense                          74,924              --          74,924
Change in Operating Assets and Liabilities:
(Increase) Decrease in Accounts Receivable               (75,388)        (80,250)       (155,638)
(Increase) Decrease in Deposit on Inventoy                66,937              --         (74,863)
(Increase) Decrease in Prepaid Expenses                       --            (186)             --
(Increase) Decrease in Value Added Tax Receivable         10,417         (12,273)        (35,818)
Increase (Decrease) in Accounts Payable                 (208,263)       (126,626)        342,881
Increase (Decrease) in Accrued Payroll Liabilitie        (40,504)         42,375             583
Increase (Decrease) in Unearned Revenue                  (61,486)             --             884
Increase (Decrease) in Interest Payable                    9,686              --           9,686
                                                    ------------    ------------    ------------
  Net Cash Used in continuing activities              (1,144,212)       (977,164)     (6,536,129)
  Net Cash Used in discontinued activities                    --              --          (1,250)
                                                    ------------    ------------    ------------
  Net Cash Used in operating activities               (1,144,212)       (977,164)     (6,537,379)
                                                    ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash Acquired in Merger                                       --              --           3,834
Purchase of Plant and Machinery Equipment                     --              --          (7,185)
Purchase of Office Equipment                              (4,656)        (35,889)        (63,643)
Purchase of Furniture & Fixture                               --              --            (366)
Investment in Joint Venture                                8,245              --        (991,755)
                                                    ------------    ------------    ------------
  Net cash provided by investing activities                3,589         (35,889)     (1,059,115)
                                                    ------------    ------------    ------------

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)
                                   (Unaudited)


                                                                                     Cumulative
                                                                                       since
                                                                                      April 6,
                                                                                        2000
                                                      For the Three Months Ended    Inception of
                                                               March 31,            Development
                                                        2005            2004           Stage
                                                    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sale of Common Stock                       115,771       6,110,266       7,980,110
Amount Loaned on Related Party Receivable                (57,744)             --        (119,304)
Amount Loaned on Note Receivable                              --         (16,316)       (143,468)
Payment on Notes Receivables                             140,009              --         140,009
Proceeds from Related Party Payable                       97,500              --          97,500
Payment on Long-Term Note Payable                             --      (1,030,086)       (969,407)
Proceeds from Long-Term Note Payable                          --          12,482         848,174
Proceeds from Convertible Note Payable                 7,699,219              --       7,699,219
                                                    ------------    ------------    ------------
  Net Cash Provided by Financing Activities            7,994,755       5,076,346      15,532,833
                                                    ------------    ------------    ------------

Net (Decrease) Increase in Cash                     $  6,854,132    $  4,063,293    $  7,936,339
Foreign Exchange Effect on Cash                              541             100          (2,697)
Cash at Beginning of Period                            1,082,558           6,732              --
                                                    ------------    ------------    ------------
Cash at End of Period                               $  7,937,231    $  4,070,125    $  7,933,642
                                                    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest                                          $         --    $         --    $      1,470
  Income taxes                                      $         --    $         --    $        455


     SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

On May 5, 2003, the Company acquired in a reverse acquisition of Electronic Game Card Marketing $1,735 in cash, accounts payable of $69,646 and a long-term note payable of $121,233, in exchange for all of the Company's outstanding common stock.

On December 5, 2003, the Company acquired in a reverse acquisition of Scientific Energy, Inc. $2,099 in cash, technology valued at $50,000, accounts payable of $5,595 and a note payable to a shareholder of $1,095.

During 2004, the Company issued 114,800 shares of stock in exchange for services.

During 2004, the Company issued 75,892 shares of stock in exchange for the cashless exercise of warrants. In connection with this cashless exercise the Company recorded compensation in the amount of $147,913.

During 2004, the Company issued options and warrants with an exercise price below fair market value as a result the Company has recorded Compensation in the amount of $3,951,863.

The accompanying notes are an integral part of these financial statements.

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of accounting policies for Electronic Game, Inc.(a development stage company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

INTERIM REPORTING

The unaudited financial statements as of March 31, 2004 and for the three month period then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the three months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

NATURE OF OPERATIONS AND GOING CONCERN

The accompanying financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company has incurred net losses of approximately $10,476,490 for the period from April 6, 2000 (inception) to March 31, 2005.

The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in developing its products, market penetration and profitable operations from sale of its electronic game cards.

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern". While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported expenses, and the balance sheet classifications used.

ORGANIZATION AND BASIS OF PRESENTATION

The Company was incorporated under the laws of the United Kingdom on April 6, 2000, under the name of Electronic Game Card, Ltd. Until 2002, the Company remained dormant and had no operations. On May 5, 2003, the Company entered into an agreement whereby it acquired 100% of the outstanding stock of Electronic Game Card Marketing, a Delaware Company.

On December 5, 2003, the Company acquired 100% of the outstanding stock of the Electronic Game Card, Inc. (Nevada) in a reverse acquisition. At this time, a new reporting entity was created and the name of the Company was changed to Electronic Game Card, Inc.

As of March 31, 2005, the Company is in the development stage and has not begun planned principal operations.

PRINCIPALS OF CONSOLIDATION

The consolidated financial statements include the accounts of the following companies:

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     o    Electronic Game Card, Inc. ( Nevada Corporation)

     o    Electronic Game Card, Ltd. (United Kingdom Corporation)

     o    Electronic Game Card Marketing (A Delaware Corporation)

The results of subsidiaries acquired during the year are consolidated from their effective dates of acquisition. All significant intercompany accounts and transactions have been eliminated.

NATURE OF BUSINESS

The Company plans to engage in the development, marketing, sale and distribution of recreational electronic software which primarily targeted towards lottery and sales promotion markets through its Great Britain subsidiary.

CONCENTRATION OF CREDIT RISK

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

DEPRECIATION

Fixed assets are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets as follows:


Asset                           Rate
-----------------------------   -------

Plant and Machinery Equipment   3 years
Office Equipment                3 years

Maintenance and repairs are charged to operations; betterments are capitalized. The cost of property sold or otherwise disposed of and the accumulated depreciation thereon are eliminated from the property and related accumulated depreciation accounts, and any resulting gain or loss is credited or charged to income.

Depreciation Expense for the three months ending March 31, 2005 and 2004 were $5,806 and $12,192.

ADVERTISING COSTS

Advertising costs are expensed as incurred. For the three months ended March 31, 2005 and 2004, advertising costs were $53,436 and $180,361, respectively.

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION

Revenue is recognized from sales of product at the time of shipment to customers.

FOREIGN CURRENCY TRANSLATION

The Company's functional currency is the British Pound and the reporting currency is the U.S. Dollar. All elements of financial statements are translated using a current exchange rate. For assets and liabilities, the exchange rate at the balance sheet date is used. Stockholders' Equity is translated using the historical rate. For revenues, expenses, gains and losses the weighted average exchange rate for the period is used. Translation gains and losses are included as a separate component of stockholders' equity. Gain and losses resulting from foreign currency transactions are included in net income.

PERVASIVENESS OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER SHARE

Basic loss per share has been computed by dividing the loss for the year applicable to the common stockholders by the weighted average number of common shares outstanding during the years. As of March 31, 2005, the Company had 13,101,143 option and warrants outstanding to purchase up to 13,101,143 shares of common stock. However, the effect of the Company's common stock equivalents would be anti-dilutive for March 31, 2005 and 2004 and are thus not considered.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No.109 requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets and liabilities.

STOCK COMPENSATION FOR NON-EMPLOYEES

The Company accounts for the fair value of its stock compensation grants for non-employees in accordance with FASB Statement 123. The fair value of each grant is equal to the market price of the Company's stock on the date of grant if an active market exists or at a value determined in an arms length negotiation between the Company and the non-employee.

NOTE 2 - INCOME TAXES

The Company is subject to income taxes in the United States of America, United Kingdom, and the state of New York. As of December 31, 2004, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $6,308,687 in the United States and $3,503,438 in the United Kingdom that may be offset against future taxable income through 2023. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 2 - INCOME TAXES (Continued)

50% or greater chance the carry-forwards will expire unused. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

For the years ending December 31, 2004 and 2003 income tax expense was $0 and $455.

NOTE 3 - DEVELOPMENT STAGE COMPANY

The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage. The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of March 31, 2005, the Company did not have significant cash or other material assets, nor did it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

NOTE 4 - NOTES RECEIVABLE

As of March 31, 2005 and December 31, 2004, the following amounts were owed to the Company:

Note Receivable, no interest, due upon demand Interest imputed using the 12 month average of

                                                    March 31,       December 31,
                                                      2005             2004
                                                   ----------       ----------
   1 month LIBOR rate of 1.544                     $    1,425       $  143,468
                                                   ----------       ----------

Total Note Receivable                              $    1,425       $  143,468
                                                   ==========       ==========

NOTE 5 - RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2005 and the year ended December 31, 2004, the Company has certain related party receivables due on demand and are non-interest bearing. In previous years, the Company and its subsidiaries had borrowed from the same companies in excess of $1 million with little or no interest. As of March 31, 2005 and December 31, 2004, $118,430 and $61,560, is still owed to the Company.

During the three months ended March 31, 2005 and the year ended December 31, 2004, the Company has certain related party payables due on demand and are non-interest bearing. In previous years, the Company and its subsidiaries had borrowed from the same companies in excess of $1 million with little or no interest. As of March 31, 2005 and December 31, 2004, $97,500 and $0, is still owed by the Company.

NOTE 6 - COMMON STOCK TRANSACTIONS

On August 2, 2002, the Company issued 99 shares at 1.00 British Pound or the equivalent of $1.60, these shares were later forward split to 12,696,595 shares in connection with the acquisition of Scientific Energy and it was recorded by

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 6 - COMMON STOCK TRANSACTIONS (Continued)

$12,539 credit to common stock of and a debit to retained earnings of $12,539. All references to stock reflect the stock split.

On December 5, 2003, an additional 1,126,467 shares were issued to the previous owners of Scientific Energy, Inc. and for the conversion of a note payable of $31,344.

On February 20, 2004, the Company issued 6,853,750 common shares and 3,426,875 warrants for $1.00 per share.

On October 12, 2004 the Company entered into a subscription agreement with Scientific Games internantional, Inc. to purchased Two Million One Hundred Seventy-One Thousand Five Hundred Ninety-Four (2,171,594) shares of newly-issued common stock, par value $0.001 per share of the Company for an aggregate purchase price of $1,085,797.50.

During 2004 the Company issued 419,558 shares of common stock from warrants in exchange for $343,666 in cash.

During 2004 the Company issued 380,164 shares of common stock from the execution of options in exchange for $463,974 in cash.

During 2004 the Company issued 1,174,000 shares of common stock for private placement fundraising services.

During 2004 the Company issued 114,880 shares of common stock in exchange for services.

During 2005 the Company issued 134,934 shares of common stock from warrants in exchange for $115,833 in cash.

NOTE 7 - STOCK OPTIONS/WARRANTS

The Company has adopted a stock compensation plan entitled the 2002 Equity Compensation Plan. Pursuant to this 2002 Equity Compensation Plan, grants of shares can be made to(i) designated employees of Electronic Game Card Inc. (the "Company") and its subsidiaries including Electronic Game Card Ltd, (ii) certain advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified options, share appreciation rights, restricted shares, dividend equivalent rights and cash awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.
The 2002 Equity Compensation Plan provides for options equivalent up to 10% of the issued share capital of the company to be offered. The original exercise price of the options was equal to one half the price at which the Common Stock is issued at the first public offering, however, subsequent to the adoption of the 2002 Equity Compensation Plan the board determined that the exercise price would be issued from a range of $0.50 to $2.00 per option. Those eligible to participate in this plan are entitled to vest 25% of the stock offered in this option for each six months of service with the Company. After vesting the exercise of these options must be done within ten years of the option date. As of December 31, 2004, 1,190,000 of a total possible of 1,200,000 options have been distributed. No further stock option plans have been instituted. During 2004 the Company recorded $110,700 in compensation expense in connection with options granted pursuant to this plan.

In connection with a private placement on February 20, 2004, the Company issued 3,426,875 warrants. Each warrant is exercisable for a period of five years at a price of $1.00 for one share of common stock. The warrants were determined to have no value at the time of their issuance.

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 7 STOCK OPTIONS AND WARRANTS (Continued)

In addition, on February 20, 2004, the Company issued additional warrants as consideration for assistance in placing the common stock pursuant to the private placement. The warrants were issued as follows: 1) Warrants to purchase up to 353,750 shares of common stock at an exercise price of $1.00 per share were granted to Middlebury Capital LLC. These were granted as compensation for placement agents for the private placement. These are exercisable through February 20, 2009. 2) Warrants to purchase up to 32,000 shares of common stock at an exercise price of $1.00 per share were granted to National Securities, Inc. These were granted as compensation for placement agents for the common stock. These are exercisable through February 20, 2009. 3) Warrants to purchase up to 200,000 shares of common stock at an exercise price of $1.00 per share were granted to First Securities USA, Inc. These were granted as compensation for placement agents for the common stock. These are exercisable through February 20, 2009. 4) Warrants to purchase up to 86,250 shares of common stock at an exercise price of $1.00 per share were granted to IQ Ventures. These were granted as compensation for placement agents for the common stock. These are exercisable through February 20, 2009.

The company has agreed that warrant holders could elect to convert their warrants by a cashless exercise. This provision permits the warrant holder to cancel one half of the warrants at the then current share price to receive the balance of the warrants in Common Stock without payment to the company. In 2004 the Company has recorded $3,961,072 in compensation expense in connection with the granting and cashless provision of the warrants detailed above.

NOTE 8 - DISCONTINUED OPERATIONS

On December 5, 2003, the Company entered into an agreement with Scientific Energy, Inc. (Utah), that upon completion, 100% (20,000,000 shares) of the Scientific Energy's shares would be returned, and the Company would cease to be a wholly owned subsidiary of Electronic Game Card, Inc. On November 30, 2004, the Company completed the disposal of the discontinued operations.

The assets and liabilities of Scientific Energy, Inc. (Utah) to be disposed of consisted of the following:

                                                                  November 30,
                                                                      2004
                                                                    -------
     Cash .............................................             $    40
     Intangibles ......................................              50,000
                                                                    -------
     Total Assets .....................................              50,040
                                                                    -------

     Accounts Payable .................................              11,978
     Income Tax Payable ...............................                 100
     Shareholder Loan .................................               1,635
                                                                    -------
     Total Liabilities ................................              13,713
                                                                    -------

     Net Assets to be Disposed of .....................             $36,327
                                                                    =======

Operating results of this discontinued operation for the three months ended March 31, 2004 are shown separately in the accompanying consolidated statement of operations. The operating results of the discontinued operations for the three months ended March 31, 2004 consist of:

General and Administrative Expenses                  $     4,298
Interest Expense                                              11
                                                     -----------
Net Loss                                             $    (4,309)

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 9 - SETTLEMENT OF LITIGATION INCOME

Electronic Game Card, Ltd. was a party to a lawsuit brought in the Central London County Court by a former consultant. The claim was for arrears of remuneration totaling $49,117 (27,625UK), remuneration for six months' notice period of $57,341 (32,250UK) to be assessed in relation to the Senior Executive Bonus Scheme, interest, costs and "further or other relief" arising from EGC's alleged breaches of a written agreement. In conjunction, EGC filed a counterclaim which seeks damages in excess of $26,670 but limited to $88,900 and interest. The claims were settled on the basis of a Consent Order dated November 13, 2004.

As a result of the Consent Order the Company provided payment in the amount of $51,734 (27,000UK). In the accompanying Consolidated Statement of Operations income from settlement of litigation has been recognized in the amount of $42,154, which is the accurals that were previously booked less the final judgement.

NOTE 10 - COMMITMENTS

On September 1, 2004, the Company entered into a lease agreement with a related party for office space in London on a one year lease agreement. The terms for the agreement required a monthly rent of $5,748 (3,000UK). The total minimum lease payments for the year ended December 31, 2005 is $45,984.

NOTE 11 - JOINT VENTURE

On October 12, 2004, the Company entered into a joint venture agreement with Scientific Games International, Inc. ("SciGames:), to exclusively market and promote the Company's Electronic Game Card product worldwide to national and state lotteries. SciGames purchased Two Million One Hundred Seventy-One Thousand Five Hundred Ninety-Four (2,171,594) shares of newly-issued common stock, par value $0.001 per share of the Company for an aggregate purchase price of
$1,085,797.50 pursuant to a subscription agreement dated October 12, 2004. At the closing, the Company contributed One Million Dollars ($1,000,000) to the joint venture. The closing was completed on November 12, 2004 when the funds cleared into the joint venture's account. As of March 31, 2005 and December 31, 2004, the investment in the joint venture was $994,063 and $1,000,000 respectively.

NOTE 12 - CONVERTIBLE PROMISSORY NOTE

On March 24, and April 6, 2005, the Registrant sold a total of $8,418,000 Convertible Promissory Notes to accredited investors in a private placement of securities. This note is payable upon written demand which may be made on or after March 31, 2007, unless this note has been converted into shares of the Company's "Series A Preferred Stock" or "Common Stock". The Interest rate of this note is 6%.

In connection with the convertible debt issuance on March 24, 2005 the company incurred charges in the amount of $718,800. These costs are being amortized over the two year life on the note and as of March 31, 2005 amortization amount that has been booked to interest expense is $74,875.

Each $48,000 principal amount of a Convertible Promissory Note will automatically convert into 32,000 shares of the Registrant's Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred

Stock"), upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A Preferred Stock. Each share of the Series A Preferred Stock is initially convertible into one (1) share of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), which equates to an initial conversion price of $1.50 per share of Common Stock. The Convertible Promissory Notes may be converted, at the purchaser's discretion, directly into Common Stock on an as-converted-into-Series-A-Preferred-Stock basis, whether or not the Series A Preferred Stock is authorized and issued, and are immediately convertible for such purpose. Consequently, each Convertible Promissory Note is convertible ultimately into an aggregate of 32,000 shares of Common Stock. Also, the Registrant issued one (1)

                           ELECTRONIC GAME CARD, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)
                                   (Unaudited)

NOTE 12 - CONVERTIBLE PROMISSORY NOTE (Continued)

warrant (a "Warrant") to acquire one (1) share of Series A Preferred Stock for every two shares of Series A Preferred into which the Convertible Promissory Notes are initially convertible. The Warrants shall be exercisable to acquire shares of Series A Preferred Stock upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A Preferred Stock. The Warrants shall be exercisable initially at $1.85 per share of Series A Preferred Stock, subject to adjustment, and shall be exercisable for a period of 5 years. In addition, at the option of the holder, each Warrant is also immediately exercisable directly to acquire, instead of shares of Series A Preferred Stock, shares of Common Stock on an as-converted-from-Series-A-Preferred-Stock basis, whether or not the Series A Preferred Stock is ever authorized or issued. Unexercised Warrants shall expire earlier upon notice by the Company to the holders of the Warrants following any consecutive 30-day trading period during which the Common Stock trades on its principal market at a price at or above three (3) times the then applicable exercise price with average daily volume of at least 100,000 shares (subject to adjustment of such trading volume threshold in the event of stock splits, reverse stock splits, stock dividends, recapitalizations or similar events).

NOTE 13 - SUBSEQUENT EVENTS

On March 24, and April 6, 2005, the Registrant sold $248,000 Convertible Promissory Notes to accredited investors in a private placement of securities. Each $48,000 principal amount of a Convertible Promissory Note will automatically convert into 32,000 shares of the Registrant's Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A Preferred Stock. Each share of the Series A Preferred Stock is initially convertible into one (1) share of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), which equates to an initial conversion price of $1.50 per share of Common Stock. The Convertible Promissory Notes may be converted, at the purchaser's discretion, directly into Common Stock on an as-converted-into-Series-A-Preferred-Stock basis, whether or not the Series A Preferred Stock is authorized and issued, and are immediately convertible for such purpose. Consequently, each Convertible Promissory Note is convertible ultimately into an aggregate of 32,000 shares of Common Stock. Also, the Registrant issued one (1) warrant (a "Warrant") to acquire one (1) share of Series A Preferred Stock for every two shares of Series A Preferred into which the Convertible Promissory Notes are initially convertible. The Warrants shall be exercisable to acquire shares of Series A Preferred Stock upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A Preferred Stock. The Warrants shall be exercisable initially at $1.85 per share of Series A Preferred Stock, subject to adjustment, and shall be exercisable for a period of 5 years. In addition, at the option of the holder, each Warrant is also immediately exercisable directly to acquire, instead of shares of Series A Preferred Stock, shares of Common Stock on an as-converted-from-Series-A-Preferred-Stock basis, whether or not the Series A Preferred Stock is ever authorized or issued. Unexercised Warrants shall expire earlier upon notice by the Company to the holders of the Warrants following any consecutive 30-day trading period during which the Common Stock trades on its principal market at a price at or above three (3) times the then applicable exercise price with average daily volume of at least 100,000 shares (subject to adjustment of such trading volume threshold in the event of stock splits, reverse stock splits stock dividends, recapitalizations or similar events).

                            BACK COVER OF PROSPECTUS

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL _________, 2007, (TWO YEAR ANNIVERSARY OF EFFECTIVE DATE) ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article IX of the Company's Articles of Incorporation states: "To the fullest extent allowed by law, the directors and executive officers of this Corporation shall be entitled to indemnification from the Corporation for acts and omissions taking place in connection with their activities in such capacities."

Further, indemnification of officers and directors of the company is provided for under the Article VIII of the Company's by-laws which states:

     "Section 8.01 Indemnification: Third Part Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, finds, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suite or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suite, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful."

     "Section 8.02 Indemnification: Corporate Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suite by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonable incurred by him or her in connection with the defense or settlement of such action or suite, if he or she acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suite was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper."

     "Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suite, or proceeding referred to in Sections
8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under Sections 8.01 and 8.02 hereto, shall be made by the corporation upon a determination that indemnification of the officer, director, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.01 and 8.02 hereof. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, site, or proceeding; or (ii) by independent legal counsel on a written opinion; or (iii) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose."

     "Section 8.04 General Indemnification. The indemnification provided by this Section shall not be deemed exclusive of any other indemnification granted under any provision of any statute, in the corporation's Articles of Incorporation, these Bylaws, agreement, vote of the shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceases to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs and legal representatives of such person."

     "Section 8.05 Advances. Expenses incurred in defending a civil or criminal action, suite, or proceeding as contemplated in this Section may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of the Board of Directors and upon receipt of an undertaking by or on behalf of the director, officers, employee, or agent to repay such amount or amounts unless if it is ultimately determined that he or she is to indemnified by the corporation as authorized by this Section."

     "Section 8.06 Scope of Indemnification. The indemnification authorized by this Section shall apply to a future directors, officers, employees, and agents of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification permitted by law."

     "Section 8.07 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against any such liability and under the laws of the state of incorporation, as the same may hereafter be amended or modified."

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such court.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

We estimate the following expenses in connection with this registration.

     SEC registration fee ..........................            $     1,224.00
     Printing costs ................................            $     2,500.00
     Accounting fees and expenses ..................            $    25,000.00
     Legal fees and expenses .......................            $    50,000.00
     Miscellaneous .................................            $    21,276.00
                                                                --------------

     Total .........................................            $   100,000.00

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

On April 6, 2005 the Company sold $8,666,000 gross, $7,911,200 net, of its convertible promissory notes (the "Convertible Promissory Notes") to accredited investors in a private placement of securities (the "Private Placement"). Each $48,000 principal amount of a Convertible Promissory Note will automatically convert into 32,000 shares of the Registrant's Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"). Each share of the Series A Preferred Stock is initially convertible into one (1) share of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), which equates to an initial conversion price of $1.50 per share of Common Stock. Also, the Company issued one (1) warrant (a "Warrant") to acquire one (1) share of Series A Preferred Stock for every two shares of Series A Preferred into which the Convertible Promissory Notes are initially convertible. The Warrants shall be exercisable to acquire shares of Series A Preferred Stock upon the effectiveness of actions by the Registrant's shareholders to authorize the Series A Preferred Stock. The Warrants shall be exercisable initially at $1.85 per share of Series A Preferred Stock, subject to adjustment, and shall be exercisable for a period of 5 years.

As a result of our sale of $8,666,000 in Convertible Promissory Notes in a private placement, we generated $8,666,000 in gross proceeds and a net of $7,911,200. The following is an analysis of our use of those proceeds.

     Gross proceeds ...................................        $ 8,666,000

     Offering expenses
          Placement agent commissions and
          placement agent expenses ....................        $  (692,500)

          Miscellaneous expenses, such as
          printing, mailing costs, legal and
          accounting fees, SEC registration
          fee, and blue sky fees) .....................        $   (26,300)

          Miscellaneous out of pocket
          expenses ....................................        $      (700)
                                                               -----------

     Net proceeds .....................................        $ 7,911,200

     Anticipated uses of proceeds
           General and administrative expenses
           and working capital ........................        $ 7,911,200

Regardless of whether or not we receive any proceeds from the Selling Shareholders' exercise of warrants we believe that the proceeds generated from the sale of the common stock shares are sufficient to provide us with the working capital necessary to cover our planned needs for at least the next twelve months.

Unless otherwise stated, each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition;
(ii) no underwriter participated in, nor did we pay any commission or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offering; and, (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

Between December 11, 2003, and February 20, 2004, we issued warrants to purchase shares of common stock in the Company. These were issued as consideration for assistance in placing the common stock, the sale of which is described above, and to other consultants and advisors. The warrants were issued as follows:

     1. Warrants to purchase up to 353,750 shares of common stock at an exercise price of $1.00 per share were granted to Middlebury Capital LLC. These were granted as compensation for placement agents. These are exercisable through February 20, 2009.

     2. Warrants to purchase up to 32,000 shares of common stock at an exercise price of $1.00 per share were granted to National Securities, Inc. These were granted as compensation for placement agents. These are exercisable through February 20, 2009.

     3. Warrants to purchase up to 200,000 shares of common stock at an exercise price of $1.00 per share were granted to First Securities USA, Inc. These were granted as compensation for placement agents. These are exercisable through February 20, 2009.

     4. Warrants to purchase up to 86,250 shares of common stock at an exercise price of $1.00 per share were granted to IQ Ventures. These were granted as compensation for placement agents. These are exercisable through February 20, 2009.

On October 12, 2004 the Company entered into a subscription agreement with Scientific Games International, Inc. to purchased Two Million One Hundred Seventy-One Thousand Five Hundred Ninety-Four (2,171,594) shares of newly-issued common stock, par value $0.001 per share of the Company for an aggregate purchase price of $1,085,797.50.

During 2004 the Company issued 419,558 shares of common stock from warrants in exchange for $343,666 in cash.

During 2004 the Company issued 380,164 shares of common stock from the execution of options in exchange for $463,974 in cash.

During 2004 the Company issued 1,174,000 shares of common stock for private placement fund-raising services.

During 2004 the Company issued 114,880 shares of common stock in exchange for services.

The following table sets forth the options and warrants outstanding as of December 31, 2004.

                                                                        Weighted
                                                      Option/           Average          Weighted
                                                      Warrants          Exercise         Average
                                                      Shares            Price            Fair Value
                                                      --------          --------         ----------
Options/Warrants outstanding, December 31, 2003         776,164         $ 0.50

Granted, Exercise price more than fair value            248,000         $ 1.50           $  1.40
Granted, Exercise price less than fair value          4,147,358         $ 0.20           $  1.90
Expired                                                                     --           $    --
Exercised                                              (799,722)        $ 1.01

Options/Warrants outstanding, December 31, 2004       4,371,800         $ 1.00

A summary of the options and warrants outstanding as of December 31, 2004 by range of exercise prices is shown as follows:

                                                            Weighted-        Weighted
                              Weighted-      Shares/         Average          Average
              Shares/         Average        Warrants     Exercise Price    Contractual
Exercise      Warrants        Exercise      Currently       Currently        Remaining
Price        Outstanding       Price       Exercisable     Exercisable          Life
---------------------------------------------------------------------------------------
$0.50          519,000         $0.50           519,000        $0.50          10 years
$1.00          123,000         $1.00           123,000        $1.00          10 years
$2.00          125,000         $2.00            31,250        $2.00          10 years
$1.00        3,604,800         $1.00         3,604,800        $1.00           5 years

ITEM 27.  EXHIBITS.

The following exhibits are filed or incorporated by reference as part of this Registration Statement.

(3) Articles of Incorporation and Bylaws (incorporated by reference, except where noted to the contrary)

     3.1 Articles of Incorporation of the registrant (then named Quazon Corp), dated October 27, 1997, and filed with the State of Nevada, Secretary of State, on October 30, 1997, filed as Exhibit 3.1 to Form 10-SB 12G filed with the Commission on April 22, 1999;

     3.2 Certificate of Amendment to Articles of Incorporation of the registrant (then named Quazon Corp) dated October 23, 1998, regarding a one for fifteen reverse stock split, and which was filed with the State of Nevada, Secretary of State on October 27, 1998, and filed as part of Exhibit 3.1 to Form 10-SB12G filed with the Commission on April 22, 1999;

     3.3 Amendment to the Articles of Incorporation of Registrant (changing its then name Quazon, Corp. to Scientific Energy, Inc.), dated August 14, 2001, which were filed with the State of Nevada, Secretary of State on August 16, 2001, and filed as part of Exhibit 3.1 to Form 10-QSB filed with the Commission on August 20, 2001;

     3.4 Articles of Share Exchange and Name Change for Scientific Energy, Inc. To Be Known as Electronic Game Card, Inc.(Registrant then named Scientific Energy, Inc.) dated November 21, 2003, and filed with the State of Nevada, Secretary of State, on November 26, 2003, filed as
          Exhibit  1.1 to Form 8-K filed with the  Commission  on  December  10,
          2003;

     3.5 Bylaws of Registrant (then named Quazon Corp.) which were adopted pursuant to the December 5, 2003, closing of the Share Exchange
          Agreement dated November 19, 2003 between Registrant (then named Scientific Energy, Inc.) and Electronic Game Card, Inc., a Delaware corporation, which were filed as Exhibit 3.2 to Form 10-SB12G filed with the Commission on April 22, 1999;

     3.6 Form of Amendment to the Articles of Incorporation which are to be filed with the Nevada Secretary of State as soon as the Amendment is approved by the Company's Shareholders, filed herewith;

     3.7 Preliminary Form 14C Proxy Statement, which was filed with the Commission on May 27, 2005 regarding the Company's desire to amend its Articles of Incorporation. Annex A to the Preliminary Form 14C is the proposed "Form of Certificate of Designations, Preferences and Rights of Series a Convertible Preferred Stock of Electronic Game Card, Inc." and Annex B is a copy of the proposed "Certificate of Amendment to Articles of Incorporation of Electronic Game Card, Inc."

(4)  Instruments Defining the Rights of Security Holders, Including Indentures

     4.1 Form of Certificate of Common Stock, filed as exhibit to Form SB-2 Registration Statement filed on May 13, 2004;

(5)  Opinion on Legality

     5.1  Opinion  of  L.  Stephen  Albright   regarding  the  legality  of  the
          securities being registered (filed herewith);

(10) Material Contracts

     10.5 Form of Securities Purchase Agreement by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.5 to Form 8-K;

     10.6 Form of Registration Rights Agreement by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.6 to Form 8-K;

     10.7 Form of Investor Note by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.7 to Form 8-K;

     10.8 Form of Investor Warrant by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.8 to Form 8-K;

     10.9 Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Shares by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.9 to Form 8-K

(21) Subsidiaries of the Registrant

     NONE

(23) Consents of Experts and Counsel

     23.1 Consent of Accountants (filed herewith);

     23.2 Consent of L. Stephen Albright, See Exhibit 5.1

ITEM 28.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any additional or changed material information on the plan of distribution;

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, as amended, and authorized this registration statement to be signed on its behalf by the undersigned, in the New York City, State of New York, on June 17, 2005.

                                    ELECTRONIC GAME CARD, INC.
                                    A Nevada corporation, Registrant


                                    By:     /S/ JOHN BENTLEY
                                            ------------------------------------
                                            JOHN BENTLEY,
                                            Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         NAME                             TITLE                        DATE
         ----                             -----                        ----


 /s/ John Bentley             Chairman, Chief Executive            June 17, 2005
-----------------------       Officer, and Director (Principal
JOHN BENTLEY                  Executive Officer)



/s/ Linden Boyne              Chief Financial Officer              June 17, 2005
-----------------------       (Principal Financial Officer)
LINDEN BOYNE                  and Director


/s/ Lee Cole                  Director                             June 17, 2005
-----------------------
LEE COLE

                                 EXHIBITS INDEX

EXHIBIT NO.                      TITLE OF DOCUMENT
--------------------------------------------------------------------------------

(3) Articles of Incorporation and Bylaws (incorporated by reference, except where noted to the contrary)

     3.1 Articles of Incorporation of the registrant (then named Quazon Corp), dated October 27, 1997, and filed with the State of Nevada, Secretary of State, on October 30, 1997, filed as Exhibit 3.1 to Form 10-SB 12G filed with the Commission on April 22, 1999;

     3.2 Certificate of Amendment to Articles of Incorporation of the registrant (then named Quazon Corp) dated October 23, 1998, regarding a one for fifteen reverse stock split, and which was filed with the State of Nevada, Secretary of State on October 27, 1998, and filed as part of Exhibit 3.1 to Form 10-SB12G filed with the Commission on April 22, 1999;

     3.3 Amendment to the Articles of Incorporation of Registrant (changing its then name Quazon, Corp. to Scientific Energy, Inc.), dated August 14, 2001, which were filed with the State of Nevada, Secretary of State on August 16, 2001, and filed as part of Exhibit 3.1 to Form 10-QSB filed with the Commission on August 20, 2001;

     3.4 Articles of Share Exchange and Name Change for Scientific Energy, Inc. To Be Known as Electronic Game Card, Inc.(Registrant then named Scientific Energy, Inc.) dated November 21, 2003, and filed with the State of Nevada, Secretary of State, on November 26, 2003, filed as
          Exhibit  1.1 to Form 8-K filed with the  Commission  on  December  10,
          2003;

     3.5 Bylaws of Registrant (then named Quazon Corp.) which were adopted pursuant to the December 5, 2003, closing of the Share Exchange
          Agreement dated November 19, 2003 between Registrant (then named Scientific Energy, Inc.) and Electronic Game Card, Inc., a Delaware corporation, which were filed as Exhibit 3.2 to Form 10-SB12G filed with the Commission on April 22, 1999;

     3.6 Form of Amendment to the Articles of Incorporation which are to be filed with the Nevada Secretary of State as soon as the Amendment is approved by the Company's Shareholders, filed herewith;

     3.7 Preliminary Form 14C Proxy Statement, which was filed with the Commission on May 27, 2005 regarding the Company's desire to amend its Articles of Incorporation. Annex A to the Preliminary Form 14C is the proposed "Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Electronic Game Card, Inc." and Annex B is a copy of the proposed "Certificate of Amendment to Articles of Incorporation of Electronic Game Card, Inc."

(4)  Instruments Defining the Rights of Security Holders, Including Indentures

     4.1 Form of Certificate of Common Stock, filed as exhibit to Form SB-2 Registration Statement filed on May 13, 2004;

(5)  Opinion on Legality

     5.1  Opinion  of  L.  Stephen  Albright   regarding  the  legality  of  the
          securities being registered (filed herewith);

(10) Material Contracts

     10.5 Form of Securities Purchase Agreement by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.5 to Form 8-K;

     10.6 Form of Registration Rights Agreement by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.6 to Form 8-K;

     10.7 Form of Investor Note by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.7 to Form 8-K;


                                      EX-1

     10.8 Form of Investor Warrant by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.8 to Form 8-K;

     10.9 Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Shares by and among Electronic Game Card, Inc. and certain investors, dated as of March 15, 2005, which was filed with the Commission on March 31, 2005 as Exhibit 10.9 to Form 8-K

(21) Subsidiaries of the Registrant

     NONE

(23) Consents of Experts and Counsel

     23.1 Consent of Accountants (filed herewith);

     23.2 Consent of L. Stephen Albright, See Exhibit 5.1


                                      EX-2